SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only
☒ Definitive Proxy Statement	(as permitted by Rule 14a-6(e)(2))
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

LEXINGTON REALTY TRUST

(Name of Registrant as Specified In Its Organizational Documents)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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LEXINGTON REALTY TRUST

One Penn Plaza, Suite 4015

New York, New York 10119-4015

(212) 692-7200

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 19, 2009

To the Shareholders of
Lexington Realty Trust:

The 2009 Annual Meeting of Shareholders of Lexington Realty Trust will be held at the New York offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022 on Tuesday, May 19, 2009, at 10:00 a.m., Eastern time, for the following purposes:

(1)	to elect 10 trustees to serve until the 2010 Annual Meeting of Shareholders or their earlier removal or resignation and until their respective successors are elected and qualified;

(2)	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

(3)	to transact such other business as may properly come before the 2009 Annual Meeting of Shareholders or any adjournment or postponement thereof.

Only holders of record at the close of business on March 9, 2009 are entitled to notice of and to vote at the 2009 Annual Meeting of Shareholders or any adjournment or postponement thereof.

By Order of the Board of Trustees,

/s/ Paul R. Wood

PAUL R. WOOD
Vice President, Chief Accounting Officer and Secretary
New York, New York
April 9, 2009

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE 2009 ANNUAL MEETING.  The proxy may be revoked by you at any time by written notice to the Company prior to its exercise.  Giving your proxy will not affect your right to vote in person if you attend the meeting and affirmatively indicate your intention to vote at such meeting.

LEXINGTON REALTY TRUST
One Penn Plaza, Suite 4015
New York, New York 10119-4015
(212) 692-7200

PROXY STATEMENT

FOR THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 19, 2009

QUESTIONS AND ANSWERS

Why did I receive this proxy?

The Board of Trustees of Lexington Realty Trust is soliciting proxies to be voted at the 2009 Annual Meeting of Shareholders, which we refer to herein as the Annual Meeting.  The Annual Meeting will be held Tuesday, May 19, 2009, at 10:00 a.m. Eastern time at the New York offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022.  This proxy statement summarizes the information you need to know to vote by proxy or in person at the Annual Meeting.  You do not need to attend our Annual Meeting in person in order to vote.

All references to the “Company,” “we,” “our” and “us” in this proxy statement mean Lexington Realty Trust.  All references to “Shareholder” and “you” refer to a holder of the beneficial interests, par value $0.0001 per share, of the Company, classified as common stock, which we refer to as common shares or shares, as of the close of business on Monday, March 9, 2009, which we refer to as the Record Date.

Why did I receive a Notice of Internet Availability of Proxy Materials?

Pursuant to certain rules adopted by the Securities and Exchange Commission, which we refer to as the SEC, we are making this proxy statement, the enclosed proxy card, and our Annual Report on Form 10-K for the year ended December 31, 2008, which we refer to as the Annual Report, available to our shareholders electronically via the Internet. Accordingly, Shareholders received a Notice of Internet Availability of Proxy Materials, which we refer to as the Notice, which was or will be sent to shareholders on or about April 9, 2009 containing instructions on how to access this proxy statement and the Annual Report via the Internet and how to vote online. If you received the Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy in the manner described in the Notice. All shareholders will be able to access the proxy materials on a web site referred to in the Notice and this proxy statement and will be able to request to receive a printed set of the proxy materials by mail or electronically, in either case, free of charge. If you would like to receive a printed or electronic copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice. By participating in the e-proxy process, we will save money on the cost of printing and mailing documents to you and reduce the impact of the Annual Meeting on the environment.

Who is entitled to vote?

All Shareholders as of the close of business on the Record Date are entitled to vote at the Annual Meeting. There was no other class of voting securities outstanding at the Record Date other than common shares.

What is the quorum for the Annual Meeting?

In order for any business to be conducted, the holders of a majority of the votes entitled to be cast at the Annual Meeting must be present, either in person or represented by proxy.  For the purpose of determining the presence of a quorum, abstentions and broker non-votes (which occur when a broker or nominee has not received voting instructions from the beneficial owner on a “non-routine” matter, as defined by the New York Stock Exchange, which we refer to as NYSE) will be counted as present.  As there are no “non-routine” matters to be presented at the Annual Meeting, there will not be any broker non-votes.  As of the Record Date, 100,664,974 common shares were issued and outstanding representing an equal number of votes entitled to be cast.

How many votes do I have?

Each common share outstanding on the Record Date is entitled to one vote on each item submitted for consideration.  If a Shareholder is a participant in our Direct Share Purchase Plan with BNY Mellon Shareowner Services, the proxy card enclosed herewith represents shares in the participant’s account, as well as shares held of record in the participant’s name as part of such plan.

How do I vote my shares that are held of record by me?

By Mail:	Vote, sign, date your proxy card and mail it in the postage-paid envelope.
In Person:	Vote at the Annual Meeting.
By Telephone:	Call toll-free 1-866-540-5760 and follow the instructions. You will be prompted for certain information that can be found on your proxy card.
Via Internet:	Log on to www.proxyvoting.com/lxp and follow the on-screen instructions. You will be prompted for certain information that can be found on your proxy card.

How do I vote my shares that are held by my broker?

If you have shares held by a broker, you may instruct your broker to vote your shares by following the instructions that the broker provides to you.  Most brokers offer voting by mail, telephone and on the Internet.

What am I voting on?

You will be voting on the following proposals:

(1)	to elect 10 trustees to serve until the 2010 Annual Meeting or their earlier resignation or removal and until their respective successors are elected and qualified;

(2)	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

(3)	to transact such other business as may properly come before the 2009 Annual Meeting or any adjournment or postponement thereof.

Will there be any other items of business on the agenda?

The Board of Trustees is not presently aware of any other items of business to be presented for a vote at the Annual Meeting other than the proposals noted above.  Nonetheless, in case there is an unforeseen need, your proxy gives discretionary authority to Joseph S. Bonventre and Paul R. Wood with respect to any other matters that might be brought before the meeting.

How many votes are required to act on the proposals?

Assuming a quorum is present at the Annual Meeting, (i) the affirmative vote of the holders of a plurality of the common shares cast at the Annual Meeting will be sufficient to elect each candidate for election as a trustee, and (ii) the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting will be sufficient to ratify the appointment of KPMG LLP as our independent registered public accounting firm. Therefore, withholding votes as to the election of trustees will not affect the election of the candidates receiving a plurality of the votes cast. If you abstain or withhold votes or your shares are treated as broker non-votes, your abstention, withheld vote or broker non-votes will not be counted as votes cast and will have no effect on the result of the vote on the election of trustees or the ratification of the appointment of KPMG LLP as our independent registered public accounting firm.

What happens if I authorize my proxy without voting on all proposals?

When you return a properly executed proxy card or authorize your proxy telephonically or by the Internet, we will vote the shares that the proxy card or authorization represents in accordance with your directions. If you return the signed proxy card with no direction on a proposal, we will vote your proxy in favor of (FOR) Proposals No. 1 and/or No. 2, as the case may be.

What if I want to change my vote after I return my proxy?

You may revoke your proxy at any time before its exercise by:

(i)	delivering written notice of revocation to our Secretary, Paul R. Wood, at c/o Lexington Realty Trust, One Penn Plaza, Suite 4015, New York, New York 10119-4015;

(ii)	submitting to us a duly executed proxy card bearing a later date;

(iii)	authorizing a proxy via the Internet or by telephone at a later date; or

(iv)	appearing at the Annual Meeting and voting in person;

provided, however, that no such revocation under clause (i) or (ii) shall be effective until written notice of revocation or a later dated proxy card is received by Paul R. Wood, our Secretary, at or before the Annual Meeting, and no such revocation under clause (iii) shall be effective unless received on or before 11:59 p.m., Eastern time, on May 18, 2009.

Attendance at our Annual Meeting will not constitute a revocation of a proxy unless you affirmatively indicate at our Annual Meeting that you intend to vote your shares in person by completing and delivering a written ballot.

Will anyone contact me regarding this vote?

It is contemplated that brokerage houses will forward the proxy materials to Shareholders at our request.  In addition to the solicitation of proxies by use of the mails, our trustees, officers and regular employees may solicit proxies by telephone, facsimile, e-mail, or personal interviews without additional compensation. We have retained BNY Mellon Shareowner Services, an outside proxy solicitation firm, in connection with the Annual Meeting.  We reserve the right to engage additional solicitors and pay compensation to them for the solicitation of proxies.

Who has paid for this proxy solicitation?

We will bear the cost of preparing, printing, assembling and mailing the proxy card, proxy statement and other materials that may be sent to Shareholders in connection with this solicitation.  We may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses incurred in forwarding solicitation materials to the beneficial owners of shares held of record by such persons.

How do I submit a proposal for the 2010 Annual Meeting of Shareholders?

In order to be eligible for inclusion in our proxy materials for the 2010 Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at our principal executive office located at One Penn Plaza, Suite 4015, New York, New York 10119-4015, Attention: Paul R. Wood, Secretary, no later than December 10, 2010.  Any such proposals shall be subject to the terms of our bylaws and the requirements of the proxy rules adopted by the SEC under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act.

Our Board of Trustees will review any shareholder proposals that are timely submitted and will determine whether such proposals meet the criteria for inclusion in the proxy solicitation materials or for consideration at the 2010 Annual Meeting of Shareholders. In addition, the persons named in the proxies retain the discretion to vote proxies on matters of which we are not properly notified at our principal executive offices on or before 60 days prior to the 2010 Annual Meeting of Shareholders, and also retain such authority under certain other circumstances.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts at the transfer agent and/or with brokers.  Please complete and return all proxy cards to ensure that all your shares are voted.

Can I find additional information on the Company’s web site?

Yes. Our web site is located at www.lxp.com.  Although the information contained on our web site is not part of this proxy statement, you can view additional information on the web site, such as our code of business conduct and ethics, corporate governance guidelines, charters of board committees and reports that we file and furnish with the SEC.  Copies of our code of business conduct and ethics, corporate governance guidelines and charters of board committees also may be obtained by written request addressed to Lexington Realty Trust, One Penn Plaza, Suite 4015, New York, New York 10119-4015, Attention: Investor Relations.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 19, 2009 – This proxy statement and the Annual Report to Shareholders are available at http://www.snl.com/IRWebLinkX/GenPage.aspx?IID=103128&GKP=202728.

We have elected to provide access to our proxy materials to our shareholders on the Internet. Accordingly, a notice of Internet availability of proxy materials was mailed on or about April 9, 2009 to our shareholders of record as of March 9, 2009. If you have not received a copy of the notice of Internet availability of proxy materials or you wish to receive a hard copy of the proxy materials and you are a record holder of our common shares, please contact our transfer agent, BNY Mellon Shareowner Services (1) by telephone at 1-888-313-0164 (outside of the U.S. and Canada call 201-680-6688), (2) by e-mail to shrrelations@bnymellon.com, or (3) over the internet at http://bnymellon.mobular.net/bnymellon/lxp. If you are not a record holder of our common shares, please contact your broker.

SHARE OWNERSHIP OF PRINCIPAL SECURITY HOLDERS, TRUSTEES
AND EXECUTIVE OFFICERS

The following table indicates, as of March 9, 2009, (a) the number of common shares beneficially owned by each person known by us to own in excess of five percent of the outstanding common shares, and (b) the percentage such shares represent of the total outstanding common shares.  All shares were owned directly on such date with sole voting and investment power unless otherwise indicated, calculated as set forth in footnotes 1 and 2 to the table.

Name of Beneficial Owner	Beneficial Ownership of Shares (1)	Percentage of Class (2)
Vornado Realty Trust (3)	16,149,594	16.0%
Barclays Global Investors (Deutschland) AG (4)	6,947,715	6.9%
The Vanguard Group, Inc. (5)	5,195,169	5.2%

(1)         For purposes of this table, a person is deemed to beneficially own any shares as of a given date which such person owns or has the right to acquire within 60 days after such date.

(2)         For purposes of computing the percentage of outstanding shares held by each beneficial owner named above on a given date, any security owned by such person or persons is included in the total number of outstanding common shares but is not included in the total number of outstanding common shares for the purpose of computing the percentage ownership of any other beneficial owner.

(3)         Based on information contained in a Schedule 13D filed with the SEC on November 12, 2008.  According to such Schedule 13D, Vornado Realty Trust’s wholly-owned subsidiaries, Vornado Realty L.P., Vornado Newkirk LLC, VNK L.L.C. and Vornado LXP LLC own 6,129,580.9, 1,188,932.1, 831,080.9 and 8,000,000 common shares, respectively.  Vornado Realty Trust is located at 888 Seventh Avenue, New York, New York 10119 and Vornado Realty L.P. is located at 210 Route 4 East, Paramus, New Jersey 07652.

(4)         Based on information contained in a Schedule 13G filed with the SEC on February 5, 2009.  According to such Schedule 13G, Barclays Global Investors (Deutschland) AG has sole dispositive power over 6,947,715 common shares, including 5,817,603 common shares over which it has sole voting power.  The address of Barclays Global Investors (Deutschland) AG is Apianstrasse 6, D-85774, Uterfohring, Germany.

(5)         Based on information contained in a Schedule 13G/A filed with the SEC on February 13, 2009.  According to such Schedule 13G/A, The Vanguard Group, Inc. has sole dispositive power of 5,195,169 common shares, including 96,071 common shares held by Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., over which it has sole power to vote or direct vote.  The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

The following table indicates, as of March 9, 2009, (a) the number of common shares beneficially owned by each trustee and each executive officer, and by all trustees and executive officers as a group, and (b) the percentage such shares represent of the total outstanding common shares.  All shares were owned directly on such date with sole voting and investment power unless otherwise indicated, calculated as set forth in footnotes 1 and 2 to the table.  The address for each trustee and executive officer listed below is c/o Lexington Realty Trust, One Penn Plaza, Suite 4015, New York, NY 10119-4015.

Name of Beneficial Owner	Beneficial Ownership of Shares (1)		Percentage of Class (2)
E. Robert Roskind	2,451,427	(3)	2.4%
Richard J. Rouse	562,753	(4)	*
T. Wilson Eglin	540,117	(5)	*
Patrick Carroll	346,777	(6)	*
Paul R. Wood	36,245	(7)	*
Joseph S. Bonventre	52,403	(8)	*
Clifford Broser	9,526		*
Geoffrey Dohrmann	32,544		*
Carl D. Glickman	207,908		*
James Grosfeld	25,896		*
Harold First	7,463		*
Richard S. Frary	18,762		*
Kevin W. Lynch	34,987		*
All trustees and executive officers as a group (13 persons)	4,326,808		4.2%

*           Represents beneficial ownership of less than 1.0%

(1)         For purposes of this table, a person is deemed to beneficially own any shares as of a given date which such person owns or has the right to acquire within 60 days after such date.

(2)         For purposes of computing the percentage of outstanding shares held by each beneficial owner named above on a given date, any security (including, without limitation, limited partnership units redeemable into common shares) owned by such person or persons is included in the total number of outstanding common shares but is not included in the total number of outstanding common shares for the purpose of computing the percentage ownership of any other beneficial owner (with the exception of all trustees and executive officers as a group).

(3)         Includes (i) 1,519,154 limited partnership units held directly by Mr. Roskind or indirectly by Mr. Roskind through his wife and entities controlled by Mr. Roskind (which Mr. Roskind disclaims beneficial ownership of to the extent of his pecuniary interest), in Lepercq Corporate Income Fund L.P., Lepercq Corporate Income Fund II L.P. and Net 3 Acquisition L.P., each of which is one of our operating partnership subsidiaries, which are currently exchangeable, on a one-for-one basis, for common shares, (ii) 390,309 common shares held directly by Mr. Roskind, (iii) 131,169 common shares held directly by Mr. Roskind which are subject to performance or time-based vesting requirements or a lockup/claw-back agreement, (iv) 167,843 common shares held in trust in which Mr. Roskind is beneficiary, (v) 33,620 common shares owned of record by The LCP Group, L.P., and (vi) 209,332 common shares held by The Roskind Family Foundation, Inc., over which Mr. Roskind shares voting and investment power, which Mr. Roskind disclaims beneficial ownership of to the extent of his pecuniary interest.  1,460,000 operating partnership units are pledged by Mr. Roskind, his wife and entities controlled by Mr. Roskind as security for loans or are held in margin accounts.  Does not include options to purchase 289,900 common shares, which are not currently exercisable and vest upon meeting certain performance criteria.

(4)           Includes (i) 101,438 limited partnership units held by Mr. Rouse in Lepercq Corporate Income Fund L.P. and Lepercq Corporate Income Fund II L.P., which are currently exchangeable, on a one-for-one basis, for common shares, (ii) 173,883 common shares held directly by Mr. Rouse, (iii) 164,207 common shares held directly by Mr. Rouse which are subject to performance or time-based vesting requirements or a lockup/claw-back agreement, and (iv) 123,225 common shares held in trust in which Mr. Rouse is beneficiary.  97,786 common shares and 86,402 operating partnership units are pledged by Mr. Rouse as security for loans or are held in margin accounts. Does not include options to purchase 233,800 common shares, which are not currently exercisable and vest upon meeting certain performance criteria.

(5)           Includes (i) 168,678 common shares held directly by Mr. Eglin, (ii) 240,576 common shares held directly by Mr. Eglin which are subject to performance or time-based vesting requirements or a lockup/claw-back agreement, and (iii) 130,863 common shares held in trust in which Mr. Eglin is beneficiary.  Does not include options to purchase 467,500 common shares, which are not currently exercisable and vest upon meeting certain performance criteria.

(6)           Includes (i) 66,989 common shares held directly by Mr. Carroll, (ii) 140,568 common shares held directly by Mr. Carroll which are subject to performance or time-based vesting requirements or a lockup/claw-back agreement, and (iii) 139,220 common shares owned of record by Mr. Carroll’s wife, which Mr. Carroll disclaims beneficial ownership of.  Does not include options to purchase 233,800 common shares, which are not currently exercisable and vest upon meeting certain performance criteria.

(7)           Includes (i) 23,791 common shares held directly by Mr. Wood, (ii) 6,854 common shares held directly by Mr. Wood which are subject to time-based vesting requirements, and (iii) 5,600 common shares held in trust in which Mr. Wood is a beneficiary.  Does not include options to purchase 15,000 common shares, which are not currently exercisable and vest upon meeting certain performance criteria.

(8)           Includes (i) 10,143 common shares held directly by Mr. Bonventre, and (ii) 42,260 common shares held directly by Mr. Bonventre which are subject to performance or time-based vesting requirements.  Does not include options to purchase 148,000 common shares, which are not currently exercisable and vest upon meeting certain performance criteria.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our trustees, executive officers and beneficial owners of more than 10 percent of the total outstanding common shares to file initial reports of ownership and reports of changes in ownership of common shares and other equity securities with the SEC and the NYSE.  Trustees, executive officers and beneficial owners of more than 10 percent of the total outstanding common shares are required to furnish us with copies of all Section 16(a) forms they file.  Based on a review of the copies of such reports furnished to us and written representations from our trustees and executive officers, we believe that during the 2008 fiscal year our trustees, executive officers and beneficial owners of more than 10 percent of the total outstanding common shares complied with all Section 16(a) filing requirements applicable to them.

PROPOSAL NO. 1

ELECTION OF TRUSTEES

Board of Trustees

Our Board of Trustees currently consists of 10 trustees.  Each of our current trustees is nominated to be elected at the Annual Meeting with respect to which this proxy statement is being distributed.  Election of our trustees requires the affirmative vote of a plurality of the votes at the Annual Meeting.

The 10 nominees for trustee are E. Robert Roskind, Richard J. Rouse, T. Wilson Eglin, Clifford Broser, Geoffrey Dohrmann, Harold First, Richard S. Frary, Carl D. Glickman, James Grosfeld and Kevin W. Lynch.  Each nominee has consented to being named in this proxy statement and to serve if elected.  Background information relating to the nominees for election appears below.

The enclosed proxy, if properly completed, signed, dated and returned, and any proxy properly authorized via Internet or telephone, unless withheld or a contrary vote is indicated, will be voted FOR the election of these 10 nominees.  In the event any such nominee becomes unavailable for election, votes will be cast, pursuant to authority granted by the proxy, for such substitute nominee as may be designated by our Board of Trustees.  All trustees serve for a term of one year (or until our 2010 Annual Meeting of Shareholders or their earlier resignation or removal) and until their respective successors are elected.

The following information relates to the nominees for election as our trustees:

Name	Business Experience

E. ROBERT ROSKIND Age 64
Mr. Roskind was reappointed our Chairman on March 20, 2008, after serving as our Co-Vice Chairman since December 31, 2006.  Mr. Roskind previously served as our Chairman from October 1993 to December 31, 2006 and our Co-Chief Executive Officer from October 1993 to January 2003. He founded The LCP Group, L.P., a real estate advisory firm, in 1973 and has been its chairman since 1976. Mr. Roskind also serves as chairman of Crescent Hotels and Resorts, as a member of the board of directors of LCP Investment Corporation, a Japanese real estate investment trust listed on the Tokyo Stock Exchange, and as a member of the board of directors of LCP Reit Advisors, the external advisor to LCP Investment Corporation, each of which is an affiliate of the LCP Group L.P. Mr. Roskind spends approximately one third of his business time on the affairs of The LCP Group L.P. and its affiliates; however, Mr. Roskind prioritizes his business time to address our needs ahead of The LCP Group L.P.

RICHARD J. ROUSE Age 63
Mr. Rouse has served as our Vice Chairman and Chief Investment Officer since January 2003 and as one of our trustees since October 1993. He served as our President from October 1993 to April 1996, and was our Co-Chief Executive Officer from October 1993 until January 2003.

T. WILSON EGLIN Age 44
Mr. Eglin has served as our Chief Executive Officer since January 2003, our Chief Operating Officer since October 1993, our President since April 1996 and as a trustee since May 1994. He served as one of our Executive Vice Presidents from October 1993 to April 1996.

CLIFFORD BROSER Age 48
Mr. Broser has served as a trustee since December 31, 2006. Mr. Broser was previously a director of Newkirk Realty Trust, Inc., which was merged with and into Lexington on December 31, 2006.  Mr. Broser has been associated with Vornado, a diversified REIT, since 1989. Since 1997, Mr. Broser has been a senior vice president in Vornado’s acquisitions group where he has been responsible for real estate acquisitions and financings.

GEOFFREY DOHRMANN Age 58
Mr. Dohrmann has served as a trustee since August 2000. Mr. Dohrmann co-founded Institutional Real Estate, Inc., a real estate-oriented publishing and consulting company in 1987 and is currently its president and chief executive officer and a director. Mr. Dohrmann also belongs to the advisory boards for the National Real Estate Index, The Journal of Real Estate Portfolio Management and Center for Real Estate Enterprise Management. Mr. Dohrmann is also a fellow of the Homer Hoyt Institute and holds the Counselors of Real Estate (CRE) designation.

HAROLD FIRST Age 72
Mr. First has served as a trustee since November 26, 2007.  Mr. First was previously a director of Newkirk Realty Trust, Inc., which was merged with and into Lexington on December 31, 2006. Mr. First has been a financial consultant since 1993. From December 1990 through January 1993, Mr. First served as Chief Financial Officer of Icahn Holding Corp., a privately held holding company. Mr. First has served as a director of numerous public companies and is currently a director and chairman of the audit committee of American Railcar Industries, Inc. (NASDAQ: ARII). Mr. First is also a director of WestPoint International Inc. Mr. First is a certified public accountant.

RICHARD S. FRARY Age 61
Mr. Frary has served as a trustee since December 31, 2006. Mr. Frary was previously a director of Newkirk Realty Trust, Inc., which was merged with and into Lexington on December 31, 2006. Mr. Frary is the founding partner and majority shareholder of Tallwood Associates, Inc., a private real estate merchant banking firm, and a partner of Brookwood Financial Partners, L.P., a private equity firm that acquires real estate and invests in private companies. He serves as a director of Nexus Research, Inc., Beresford Inc. and The John Hopkins University, where he is Vice Chairman and serves on the Executive Committee.  Mr. Frary previously served on the board of directors of Tarragon Corporation, a publicly traded real estate investment trust.

CARL D. GLICKMAN Age 82
Mr. Glickman has served as a trustee since May 1994.  Mr. Glickman has been President of The Glickman Organization, a real estate development and management firm, since 1953.  Mr. Glickman is a member of the boards of trustees of Cleveland State University, the Cleveland Clinic and John Carroll University.

JAMES GROSFELD Age 71
Mr. Grosfeld has served as a trustee since November 2003.  He also serves as a director of BlackRock, Inc.  He has served on the advisory board of the Federal National Mortgage Association and as director of Copart, Inc., Interstate Bakeries Corporation, Addington Resources, Ramco-Gershenson Properties Trust and BlackRock Investors.  He was chairman and chief executive officer of Pulte Home Corporation from 1974 to 1990.

KEVIN W. LYNCH Age 56
Mr. Lynch has served as a trustee from May 2003 to the present and from May 1996 to May 2000.  Mr. Lynch co-founded and has been a principal of The Townsend Group, a real estate consulting firm, since 1983. Mr. Lynch is a member of the Pension Real Estate Association and the National Council of Real Estate Investment Fiduciaries.  Since 1994, Mr. Lynch has been a director and a member of the audit committee and chairman of the corporate governance and nominating committee of the board of directors of First Industrial Realty Trust (NYSE: FR). Mr. Lynch is also currently on the advisory board for the European Institutional Real Estate Letter.

MANAGEMENT AND CORPORATE GOVERNANCE

Our Board of Trustees

Our Board of Trustees held 13 meetings during the fiscal year ended December 31, 2008.  With the exception of James Grosfeld, each trustee attended at least 75% of the aggregate of the total number of meetings of our Board of Trustees and all committees of the Board of Trustees on which he served.

Our Board of Trustees has determined that a majority of our trustees are “independent” as defined by the applicable listing standards of the NYSE.

We expect all trustees to attend each annual general meeting of shareholders, but from time to time other commitments prevent all trustees from attending each meeting.  All trustees that were trustees at such time attended the most recent annual meeting of shareholders, which was held on May 20, 2008.

Trustee Independence

Our Board of Trustees has adopted the following categorical standards for independence:

•       A trustee who is, or has been within the last three years, an employee of the Company, or whose immediate family member is, or has been within the last three years an executive officer, of the Company may not be deemed independent.  Employment as an interim Chairman, Chief Executive Officer or other executive officer will not disqualify a trustee from being considered independent following that employment.

•       A trustee who has received, or who has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than trustee and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), may not be deemed independent.  Compensation received by a trustee for former service as an interim Chairman, Chief Executive Officer or other executive officer and compensation received by an immediate family member for service as a non-executive employee of the Company will not be considered in determining independence under this test.

•       (A) A trustee who is, or whose immediate family member is, a current partner of a firm that is the Company’s internal or external auditor; (B) a trustee who is a current employee of such a firm; (C) a trustee who has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) a trustee who was, or whose immediate family member was, within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time may not be deemed independent.

•       A trustee who is, or whose immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the time serves or served on that company’s compensation committee may not be deemed independent.

•       A trustee who is a current employee or general partner, or whose immediate family member is a current executive officer, general partner or significant equity holder (i.e., in excess of 10%) of an entity that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1,000,000 or 2% of such other entity’s consolidated gross revenues, may not be deemed independent.

•       A trustee who is, or whose immediate family member is, affiliated with or employed by a tax-exempt entity that received significant contributions (i.e., more than 2% of such entity’s consolidated gross revenues or more than $1,000,000 in a single fiscal year, whichever amount is lower) from the Company, any of its affiliates, any executive officer or any affiliate of an executive officer within the preceding twelve-month period may not be deemed independent, unless the contribution was approved in advance by the Board of Trustees.

For purposes of these categorical standards:

•       “affiliate” means any consolidated subsidiary of the Company and any other entity that controls, is controlled by or is under common control with the Company, as evidenced by the power to elect a majority of the board of directors or comparable governing body of such entity;

•       “executive officer” means an “officer” within the meaning of Rule 16a-1(f) under the Exchange Act; and

•       “immediate family” means spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law and anyone (other than employees) sharing a person’s home, but excluding any person who is no longer an immediate family member as a result of legal separation or divorce, or death or incapacitation.

Pursuant to our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee, on behalf of our Board of Trustees, undertook its annual review of trustee independence in the first quarter of 2009.  During this review, our Board of Trustees, in light of the categorical standards set forth above (which are also documented in our Corporate Governance Guidelines, which is available on our web site at www.lxp.com), considered transactions and relationships between each trustee or any member of his or her immediate family and us and our subsidiaries and affiliates, including those under “Certain Relationships and Related Transactions,” below.  Our Board of Trustees also considered whether there were any transactions or relationships between trustees or any member of his immediate family (or any entity of which a trustee or an immediate family member is an executive officer, general partner or significant equity holder) and members of our senior management or their affiliates.  The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with the determination that a trustee is independent.

As a result of this review, our Board of Trustees affirmatively determined that all of the trustees nominated for election at the Annual Meeting are independent of us and our management under applicable regulations and the standards set forth in our Corporate Governance Guidelines, with the exception of Messrs. Broser, Roskind, Rouse and Eglin.  Messrs. Roskind, Rouse and Eglin are not considered independent because of, among other things, their employment as executive officers of the Company.  Mr. Broser is not considered independent because he is a Senior Vice President of Vornado, a party to a Letter Agreement, among us and others, which, among other things, provides for indemnification of Vornado in certain situations.  See “Certain Relationships and Related Party Transactions,” below, for a description of the Letter Agreement.

Committees of our Board of Trustees

Our Board of Trustees has four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Executive Committee.

Audit Committee.  The Audit Committee of our Board of Trustees was established in accordance with Section 10A-3 of the Exchange Act.  The principal functions of the Audit Committee are described below under the heading “Audit Committee Report” and are contained in a written charter, which we refer to as the Audit Committee Charter and is available on our web site at www.lxp.com.  The Audit Committee members are Messrs. First (Chairperson), Dohrmann and Lynch, each of whom were determined by our Board of Trustees to be “independent” as that term is used in applicable listing standards of the NYSE.  Our Board of Trustees has determined that Mr. First qualifies as an “Audit Committee Financial Expert” in accordance with Item 407(d)(5) of Regulation S-K.

None of the current Audit Committee members serves on the audit committees of more than three publicly registered companies.  During the fiscal year ended December 31, 2008, the Audit Committee met six times in-person and telephonically, including quarterly meetings with management, an internal audit consulting firm and our independent registered public accounting firm, to discuss matters concerning, among other matters, financial accounting matters, the audit of our consolidated financial statements for the year ended December 31, 2008, the adequacy of our internal controls over financial reporting, and internal audit matters.  In addition, at each quarterly in-person Board meeting, the Chairman of the Audit Committee updated the Board with respect to matters discussed at the Audit Committee meetings.

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm.  In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval.  In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

Pursuant to the Audit Committee Charter, the Audit Committee is responsible for the pre-approval of all auditing services and, to the extent permitted under applicable law, non-audit services to be provided to the Company by the independent registered public accounting firm engaged by the Company.  The Chairperson of the Audit Committee is delegated the authority to grant such pre-approvals. The decisions of the Chairperson to pre-approve any such activity are presented to the Audit Committee at its next scheduled meeting.  In accordance with the foregoing, the retention by management of the independent registered accounting firm engaged by the Company for tax consulting services for specific projects is pre-approved, provided, that the cost of any such retention does not exceed $20,000 and the annual cost of all such retentions does not exceed $50,000.

During the year ended December 31, 2008, the Audit Committee adopted an Internal Audit Charter, which formalizes the internal audit function of the Company.  The Audit Committee retained Grant Thornton LLP to provide internal audit assistance.

Report of the Audit Committee of our Board of Trustees

Management is responsible for our internal controls and financial reporting process.  The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements and auditing our internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), and issuing a report thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes.  The Audit Committee charter is designed to assist the Audit Committee in complying with applicable provisions of the Exchange Act, and the NYSE’s listing rules, all of which relate to corporate governance and many of which directly or indirectly affect the duties, powers and responsibilities of the Audit Committee.  Among the duties, powers and responsibilities of the Audit Committee as provided in the Audit Committee Charter, the Audit Committee:

•	has sole power and authority concerning the engagement and fees of independent registered public accounting firms,

•	reviews with the independent registered public accounting firm the scope of the annual audit and the audit procedures to be utilized,

•	pre-approves audit and permitted non-audit services provided by the independent registered public accounting firm,

•	reviews the independence of the independent registered public accounting firm,

•	reviews the adequacy of the Company’s internal accounting controls, and

•	reviews accounting, auditing and financial reporting matters with the Company’s independent registered public accounting firm and management.

In connection with these responsibilities, the Audit Committee met with management and the independent registered public accounting firm to review and discuss the December 31, 2008 audited consolidated financial statements.  The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards No. 114.  The Audit Committee also received written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.

Based upon the Audit Committee’s discussions with management and the independent registered public accounting firm referred to above, and the Audit Committee’s review of the representations of management, the Audit Committee recommended that our Board of Trustees include the December 31, 2008 audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission on March 2, 2009.

Audit Committee of the Board of Trustees

Harold First, Chairperson
Geoffrey Dohrmann
Kevin W. Lynch

Compensation Committee.  The principal functions of the Compensation Committee are to determine the compensation for our executive officers and non-employee trustees and to administer and review our incentive compensation plans and are set forth in a written charter, which we refer to as the Compensation Committee Charter, which is available on our web site at www.lxp.com.  The Compensation Committee members are Messrs. Lynch (Chairperson), Frary and Grosfeld, each of whom were determined by our Board of Trustees to be “independent” as defined by the applicable listing standards of the NYSE.  During the fiscal year ended December 31, 2008, the Compensation Committee met four times.  In addition, the full Board discussed compensation matters at certain of its Board meetings during the fiscal year ended December 31, 2008.

The Compensation Committee Charter reflects various responsibilities, and the Compensation Committee periodically reviews and revises its charter. To assist in carrying out its responsibilities, the Compensation Committee regularly receives reports and recommendations from our executive officers, including our Chief Executive Officer, and from an outside compensation consultant it selects and retains and, as appropriate, consults with its own legal or other advisors, all in accordance with the authority granted to the Compensation Committee Charter.

The Compensation Committee has the authority to determine and approve the individual elements of total compensation paid to our executive officers and certain other senior officers.  The Compensation Committee reviews the performance and compensation of our executive officers, including the executive officers named in this proxy statement.  Our Chief Executive Officer annually assists in the review of the compensation of our other executive officers and certain other senior officers.  Our Chief Executive Officer makes recommendations with respect to salary adjustments and annual cash incentive opportunities, annual long-term incentive opportunities and any other long-term incentive awards to the Compensation Committee based on his review and on market data compiled by the compensation consultant or industry associations.

Report of the Compensation Committee of our Board of Trustees(1)

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, the Compensation Committee recommended to our Board of Trustees that the Compensation Discussion and Analysis be included in this proxy statement for the Annual Meeting.

Compensation Committee of the Board of Trustees

Kevin W. Lynch, Chairperson
Richard S. Frary
James Grosfeld

(1) Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, which we refer to as the Securities Act, or the Exchange Act, that might incorporate by reference this proxy statement or future filings made by us under those statutes, the Compensation Committee Report is not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by us under those statutes.

Nominating and Corporate Governance Committee.  The principal functions of the Nominating and Corporate Governance Committee are to identify individuals qualified to become trustees and/or executive officers, monitor corporate governance guidelines, lead the annual review of our Board of Trustees and make recommendations for service on all other committees and are set forth in a written charter, which we refer to as the Nominating and Corporate Governance Committee Charter, which is available on our web site at www.lxp.com.  The Nominating and Corporate Governance Committee members are Messrs. Frary (Chairperson), Dohrmann and Grosfeld, each of whom were determined by our Board of Trustees to be “independent” as defined by the applicable listing standards of the NYSE.  During the fiscal year ended December 31, 2008, the Nominating and Corporate Governance Committee met two times.  In addition, the full Board discussed nominating and corporate governance matters at certain of its Board meetings during the fiscal year ended December 31, 2008.

Our Board of Trustees believes that the Nominating and Corporate Governance Committee is qualified and in the best position to identify, review, evaluate and select qualified candidates for membership on our Board of Trustees based on the criteria described in the next paragraph. Accordingly, the Nominating and Corporate Governance Committee does not currently intend to consider trustee nominations by shareholders.

In recommending candidates for membership on our Board of Trustees, the Nominating and Corporate Governance Committee’s assessment includes consideration of issues of judgment, diversity, age, expertise and experience.  The Nominating and Corporate Governance Committee also considers other relevant factors as it deems appropriate.  Generally, qualified candidates for board membership should (i) demonstrate personal integrity and moral character, (ii) be willing to apply sound and independent business judgment for the long-term interests of shareholders, (iii) possess relevant business or professional experience, technical expertise or specialized skills, (iv) possess personality traits and background that appear to fit with those of the other trustees to produce a collegial and cooperative environment, (v) be responsive to our needs, and (vi) have the ability to commit sufficient time to effectively carry out the substantial duties of a trustee. After completing this evaluation and review, the Nominating and Corporate Governance Committee makes a recommendation to our Board of Trustees as to the persons who should be nominated by our Board of Trustees, and our Board of Trustees determines the nominees after considering the recommendation and report of the Nominating and Corporate Governance Committee.

To the extent there is a vacancy on our Board of Trustees, the Nominating and Corporate Governance Committee will either identify individuals qualified to become trustees through relationships with our trustees or executive officers or by engaging a third party.  We have not paid a third party to identify or evaluate or assist in identifying or evaluating potential nominees.

Executive Committee.  The principal function of the Executive Committee is to exercise the authority of our Board of Trustees regarding routine matters performed in the ordinary course of business.  As of December 31, 2008, the Executive Committee was comprised of Messrs. Glickman (Chairperson), Eglin and Roskind.  During the fiscal year ended December 31, 2008, the Executive Committee met two times.

Lead Trustee and Shareholder Communications

The Lead Trustee of our Board of Trustees presides at all regularly-scheduled executive sessions of the non-management members or independent members of our Board of Trustees.  Mr. Glickman is currently the Lead Trustee of our Board of Trustees.

Parties wishing to communicate directly with our Board of Trustees, an individual trustee, the Lead Trustee or the non-management members of our Board of Trustees as a group should address their inquires to our General Counsel by mail sent to our principal office located at One Penn Plaza, Suite 4015, New York, New York 10119-4015. The mailing envelope should contain a clear notification indicating that the enclosed letter is an “Interested Party/Shareholder-Board Communication,” “Interested Party/Shareholder-Trustee Communication,” “Interested Party/Shareholder-Lead Trustee Communication” or “Interested Party/Shareholder-Non-Management Trustee Communication,” as the case may be.

Periodic Reports, Code of Ethics, Committee Charters and Corporate Governance Guidelines

Our Internet address is www.lxp.com.  We make available free of charge through our web site our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such materials with the Securities and Exchange Commission. We also have made available on our web site copies of our current Audit Committee Charter, Compensation Committee Charter, Nominating and Corporate Governance Committee Charter, Code of Business Conduct and Ethics, and Corporate Governance Guidelines. In the event of any changes to these charters or the code or the guidelines, changed copies will also be made available on our web site.

You may request a copy of any of the documents referred to above, at no cost, by contacting us at the following address or telephone number:

Lexington Realty Trust
Attention: Investor Relations
One Penn Plaza, Suite 4015
New York, NY 10119-4015
(212) 692-7200

Certain Relationships and Related Transactions

We have adopted a written policy regarding the review, approval and ratification of any related party transaction. Under this policy, the Audit Committee or the Board of Trustees (consisting of all of the non-conflicted members) reviews the relevant facts and circumstances of each related party transaction, including whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party and the extent of the related party’s interest in the transaction, take into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and the Audit Committee or the Board of Trustees (consisting of all of the non-conflicted members) either approves or disapproves the related party transaction. Any related party transaction will be consummated and continue only if the Audit Committee or the Board of Trustees (consisting of all of the non-conflicted members) has approved or ratified such transaction in accordance with the guidelines set forth in the policy. For purposes of our policy, a “Related Party” is: (1) any person who is, or at any time since the beginning of our last fiscal year was, one of our trustees or executive officers or a nominee to become one of our trustees; (2) any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; (3) any immediate family member of any of the foregoing persons, which means any spouse, child, stepchild, parent, stepparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law; and (4) any firm, corporation or other entity in which any of the foregoing persons is employed, is a general partner, principal or in a similar position, or in which such person has a 5% or greater beneficial ownership interest.

Certain of our trustees and executive officers have entered into an indemnification agreement with us.  Pursuant to these agreements, we agree to indemnify the trustee or executive officer who is a party to such an agreement against any and all judgments, penalties, fines, settlements and reasonable expenses (including attorneys’ fees) actually incurred by the trustee or executive officer or in a similar capacity for any other entity at our request.  These agreements include certain limitations on our obligations in certain circumstances, particularly in situations in which such indemnification is prohibited or limited by applicable law.

Mr. Broser is a Senior Vice President of Vornado.  Vornado is a party to a Letter Agreement, among us and others, which, among other things, restricts our activities and investments in a manner intended to facilitate and maintain our qualification as a REIT and to prevent our direct and indirect activities and asset holdings from having adverse tax consequences to Vornado Realty Trust and its affiliates. Among other things, these restrictions require that we may not, without Vornado's consent, hold, directly or indirectly:

•	securities in excess of specified thresholds other than:

o	equity interests in entities that are treated as partnerships or disregarded entities for federal income tax purposes;

o	stock of corporations for which an election to be a taxable REIT subsidiary will be made, or of entities qualifying as real estate investment trusts for federal income tax purposes;

o	securities that are treated as qualifying assets for purposes of the REIT 75% asset test; or

o	certain debt securities;

•	assets that are treated as inventory for federal income tax purposes; or

•	REMIC residual interests.

In addition, these restrictions require that we may not, without Vornado's consent, directly or indirectly:

•	provide services other than specified services to tenants of our properties other than through an independent contractor or through a taxable REIT subsidiary;

•	allow a taxable REIT subsidiary to operate or manage a health care facility or a hotel or similar facility; or

•	lease our properties to certain specified tenants.

If we breach these restrictions and, as a result, Vornado fails to qualify as a REIT or otherwise incurs liability for taxes, penalties or similar charges, we will be required to indemnify Vornado for all losses, liabilities, costs and expenses attributable to the breach, which may be substantial.

These restrictions will generally expire sixty business days following the date on which we notify Vornado that its aggregate ownership represents less than a 2% interest in us.

In addition, we lease our corporate headquarters from Vornado. The lease was entered into prior to our merger with Newkirk and expires December 2015, with rent fixed at approximately $1.2 million per annum through December 2011 and will be adjusted to fair market value, as defined, thereafter. We are also responsible for our proportionate share of operating expenses and real estate taxes.

Charitable Contributions

We did not make any charitable contribution to any tax exempt organization in which any independent trustee serves as an executive officer.

Compensation Committee Interlocks and Insider Participation

As of December 31, 2008, the Compensation Committee consisted of Messrs. Lynch (Chairperson), Frary and Grosfeld.  None of Messrs. Lynch, Frary or Grosfeld is or has been one of our executive officers. Further, none of our executive officers has ever served as a member of the compensation committee or as a director of another entity whose executive officers served on our Compensation Committee or as a member of our Board of Trustees.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis section discusses the compensation policies and programs for our named executive officers.  The Compensation Committee administers the compensation policies and programs for our executive and senior officers and regularly reviews and approves our compensation strategy and principles to ensure that they are aligned with our business strategy and objectives, encourage high performance, promote accountability and assure that management’s interests are aligned with the interests of our shareholders.

Overview of Executive Compensation Philosophy and Objectives.  In connection with the Compensation Committee’s responsibility of determining the compensation for our executive and senior officers, it believes that the compensation program should further both short-term and long-term business goals and strategies while enhancing shareholder value.  In keeping with this philosophy, the compensation program’s objectives are to:

•	further align the interests of our executive and senior officers with those of our shareholders;

•
strengthen the relationship between pay and performance by providing that almost all compensation other than base salary is entirely contingent upon the level of success in meeting specified company performance goals so that there is a “pay for performance” compensation structure;

•	retain key members of management by providing non-vested compensation for past performance; and

•	retain and attract key members of management by implementing an out-performance program which provides for long-term incentives if we meet certain specified performance goals.

Determining the Amount of Each Element of Compensation.  The Compensation Committee reviews the performance of each of our executive and senior officers, including our Chief Executive Officer, on an annual basis.  The Compensation Committee considers, among other things, the individual’s performance, contribution to our performance and the scope of the individual’s responsibilities.  In addition, the Compensation Committee assesses our performance against annual objectives set forth in management’s business plan.  The Compensation Committee generally retains an independent compensation and benefits consultant and considers the results of compensation studies prepared for it by such consultant or industry and trade associations.

Our Compensation Committee seeks to pay our executive and senior officers competitive levels of compensation that best reflect their individual responsibilities and contributions to the Company, while providing incentives to achieve our business and financial goals.  While our Compensation Committee does not perform a formal internal pay equity study, our Compensation Committee retains the discretion to reduce certain payouts to our named executive officers, so that the payouts are aligned with individual responsibilities and contributions to the Company.

Our Chief Executive Officer annually assists in the review of the compensation of our executive and senior officers by making recommendations to the Compensation Committee based on his review of individual performance and market data compiled by the independent compensation consultant or industry and trade associations.  Our Chief Executive Officer prepared a comprehensive memorandum outlining each element of the compensation program applicable to our executive and senior officers for 2008, which we refer to as the 2008 executive compensation program.  The memorandum contained annual compensation amounts for our executive and senior officers, as well as recommendations with respect to incentive compensation.

The overall purpose of the memorandum was to bring together, in one place, all of the elements of actual and potential future compensation of our executive and senior officers, so that the Compensation Committee was able to analyze both the individual elements of compensation as well as the aggregate total amount of actual and projected compensation.

In 2008, to assist in its efforts to meet the objectives outlined above, the Compensation Committee retained FPL Associates Compensation, a division of FPL Associates L.P., which we refer to as FPL, a nationally known executive compensation and benefits consulting firm, to provide general executive and senior officer compensation consulting services with respect to the determination of amounts under the 2008 executive compensation program and to respond to any Compensation Committee member’s questions and to management’s need for advice and counsel.  Such services included:

•	Management Data Collection:

o	reviewing historical pay philosophy and practices;

o	confirming the existing compensation philosophy; and

o	reviewing the Chief Executive Officer’s memorandum.

•	Compensation Guidance and Commentary:

o	providing initial thoughts and reactions to the Chief Executive Officer’s memorandum in light of then current market practices and performance;

o
providing thoughts and perspectives on the broader REIT market, from a compensation perspective, based on ongoing conversations with executives/board members, FPL’s Compensation Pulse Survey, and up-to-date compensation data.

Historically, the Compensation Committee has commissioned FPL to provide a comprehensive benchmarking survey that analyzes each element of compensation and the total remuneration for each comparable position to that of our executive and senior officers using a REIT competitor-based peer group and a size-based peer group.  In light of the global economic crisis, the Compensation Committee abandoned the peer group approach because of its reliance on historical data.

Following review of the Chief Executive Officer’s memorandum and the guidance provided by FPL, the Compensation Committee discussed, at length, the elements of the 2008 executive compensation program.  The Compensation Committee then determined the amounts to be paid under executive compensation program, which are set forth below under “Recap of 2008 Executive Compensation Program.”

Companywide Retirement and Health and Welfare Benefits.  In addition to the executive compensation program outlined below, our named executive officers participate in retirement and health and welfare benefits that are available to all employees with no distinction made among any groups of employees other than as required by applicable tax rules.  A summary of these benefits follows:

•      Medical Insurance.  All full-time employees are eligible to be covered under our group health insurance policy.  We currently pay 60%, 70%, 80%, or 90% of the premiums depending on employees’ base salary.  We pay 60% of premiums for all the named executive officers’ group health coverage, with the exception of Mr. Bonventre, for who we pay 70%.  We have the ability to change the percentage of premiums that we pay in our sole discretion.

•      Dental Insurance.  All full-time employees are covered under our group dental insurance policy.  We currently pay 100% of the premiums, but have the ability to change the percentage of premiums that we pay in our sole discretion.

•      Life and Accidental Death and Dismemberment.  All full-time employees are covered by our group life and accidental death and dismemberment policy.  The benefit is equal to two times base salary (excluding incentive compensation) to a maximum of $500,000.  We pay all premiums for this insurance.

•      Long-Term Disability Insurance.  All full-time employees are covered by our group long-term disability insurance policy.  The benefit is equal to 60% of pre-disability base salary (excluding incentive compensation), after a 90 day waiting period.  We pay all premiums for this insurance.

•      Short-Term Disability Insurance.  All full-time employees are covered by our group short-term disability insurance policy.  The benefit for the employees in our New York location (which include all of our executive officers) is equal to $170 per week, after a 7 day waiting period.

•      401(k) Plan.  All full-time employees 21 years of age and older are eligible to participate in our 401(k) Plan, which has a Roth 401(k) option.  Subject to vesting requirements, we currently match 100% of the first 1%, and until February 1, 2009 we matched 100% of the first 2.5%, of an employee’s base salary that is contributed to the 401(k) Plan through salary deferral.  In addition, at management’s discretion, a pro-rata contribution may be made at year end to each active member of the 401(k) Plan.  Vesting of our contribution is based on years of service as follows: 1 year 25%, 2 years 50%, 3 years 75%, and 4 years 100%.

•      Transit Benefit.  We provide each full-time employee using public transit or paid parking to commute to work with a public transit benefit of $120 per month. Beginning in June 2009, this benefit will be discontinued.

•      Employee Stock Purchase Plan.  We maintain an employee stock purchase plan where full-time employees can invest in our common shares through payroll deductions on a quarterly basis at a 5% discount.  Of our named executive officers, only Patrick Carroll participated in the program from April 9, 2008 until October 15, 2008.

•      Business Travel Insurance.  All exempt full-time employees are covered under our business travel insurance policy when traveling on company business. The benefit is 10 times annual base salary (excluding incentive compensation) up to $1.0 million.  All premiums are paid by us.

Executive Life Insurance Policies.  In 2001, our Board of Trustees approved individual/portable term life insurance policies for all the named executive officers, with the exception of Mr. Bonventre, which are in addition to the benefits set forth above.  We pay the premiums under these policies each year that the insured is one of our employees.  The premiums for 2008 were: $1,314 for Mr. Eglin; $712 for Mr. Carroll; $2,112 for Mr. Roskind; and $2,727 for Mr. Rouse.  Each policy provides for a maximum benefit of $700,000, with the exception of Mr. Rouse’s policy, which provides for a maximum benefit of $1.0 million.

Recap of 2008 Executive Compensation Program.  For the year ended December 31, 2008, the 2008 executive compensation program consisted of (1) base salary, (2) annual cash incentive opportunity, (3) annual long-term incentive opportunity, including non-vested share grants and common share options, and (4) continued participation in the 2007 out-performance program.

Our named executive officers consist of T. Wilson Eglin, our Chief Executive Officer, President and Chief Operating Officer, Patrick Carroll, our Executive Vice President, Chief Financial Officer and Treasurer, E. Robert Roskind, our Chairman, Richard J. Rouse, our Vice Chairman and Chief Investment Officer, and Joseph S. Bonventre, our Executive Vice President and General Counsel.  While Mr. Bonventre is a named executive officer, our Board of Trustees has determined that Mr. Bonventre is not an officer for purposes of Section 16 of the Securities Act.  Mr. Bonventre joined us in 2004 as our Vice President and General Counsel. Mr. Bonventre was previously associated with the law firm of Paul, Hastings, Janofsky & Walker LLP.  Michael L. Ashner, our former Executive Chairman and Director of Strategic Acquisitions, separated from service with us on March 20, 2008 and did not participate in the 2008 executive compensation program.

Base Salary.  We are required to pay our named executive officers base salaries pursuant to their employment agreements, each of which provides for a minimum base salary. The Compensation Committee believes that base salaries provide our named executive officers with a degree of financial certainty and stability and are essential in attracting and retaining highly qualified individuals.  In establishing an initial base salary and in determining any increases to a base salary, the Compensation Committee considers (1) the scope of the individual’s responsibilities, (2) the individual’s past performance or experience, (3) competitive salaries (using the peer data provided by the independent compensation consultant), (4) our historical financial results, and (5) our anticipated financial performance.  Base salaries under the 2008 executive compensation program were as follows:

Named Executive Officer	2008 Base Salary
T. Wilson Eglin	$550,000
Patrick Carroll	$375,000
E. Robert Roskind	$450,000
Richard J. Rouse	$475,000
Joseph S. Bonventre	$235,000
Annual Cash Incentive Opportunity. The annual cash incentive opportunity is designed to supplement the cash compensation of our named executive officers so that it is competitive within our industry and properly rewards our named executive officers for their performance and their efforts in assisting us meet specified objectives.

Under the 2008 executive compensation program, the total annual cash incentive opportunity for each named executive officer was equal to 50%, 100% or 150% of base salary, except that Mr. Bonventre’s total annual cash incentive opportunity was equal to 30%, 60% or 90%.  There were two portions within the total annual cash incentive opportunity.

The first portion of the annual cash incentive was equal to 50% of the aggregate opportunity and was measured in accordance with the following performance criteria and weighted according to the following percentages: (1) 25% on company funds from operations for 2008, which we refer to as Company FFO and is defined in Exhibit 99.1 to our Current Report on Form 8-K filed on February 26, 2009; (2) 12.5% on absolute total shareholder return for 2008; and (3) 12.5% on relative total shareholder return for 2008 based on the MSCI US REIT INDEX, which we refer to as the Index. For each performance criteria, the Compensation Committee has established threshold, target and high performance metrics, which are (1) $1.55 per share, $1.60 per share and $1.64 per share for 2008 Company FFO, respectively; (2) 10%, 12.5% and 15% of 2008 absolute total shareholder return, respectively; and (3) 2008 relative total shareholder return equal to the Index average, 100% of the Index and 120% the Index, respectively.

In accordance with the 2008 executive compensation program, our named executive officers were only entitled to the annual cash incentive amounts set forth under the heading Company FFO Component Entitlement for exceeding the threshold performance metric of Company FFO ($1.55 per share):

Named Executive Officer	Company FFO Component Entitlement
T. Wilson Eglin	$68,750
Patrick Carroll	$46,875
E. Robert Roskind	$56,250
Richard J. Rouse	$59,375
Joseph S. Bonventre	$17,625

The second portion of annual cash incentive opportunity was equal to 50% of the aggregate opportunity and was discretionary and based on the following individual/subjective criteria:

Named Executive Officer	Subjective Measures
T. Wilson Eglin
•        generating FFO in our guidance range of $1.55 - $1.64 per share
•        long-term strategic planning
•        capital allocation
•        leasing activity
•        lowering financing costs
•        head count management and retention

Patrick Carroll
•        lowering financing costs
•        financial reporting compliance
•        headcount management and retention within department
•        management of third party auditors
•        REIT compliance
•        management of information technology

E. Robert Roskind
•        long-term strategic planning
•        acquisitions volume or yield on acquisitions
•      strategic transaction activity, including development of new joint ventures
•        the amount of time spent on our business affairs

Richard J. Rouse	• acquisitions volume or yield on acquisitions • mortgage debt placement • headcount management and retention within department
Joseph S. Bonventre	• management of outside counsel • legal compliance • SEC disclosure compliance • efficiency of transaction activity • HR administration

The Compensation Committee determined that Messrs. Eglin, Carroll and Bonventre met the high level of the criteria and Messrs. Roskind and Rouse met the target criteria, but adjusted each award, (downward) for Messrs. Eglin, Carroll, Roskind and Rouse, and upward for Mr. Bonventre, as follows:
Named Executive Officer	Subjective Component Entitlement	Adjustment	Subjective Component Awarded
T. Wilson Eglin	$412,500	$(131,250)	$281,250
Patrick Carroll	$281,250	$(73,125)	$208,125
E. Robert Roskind	$225,000	$(61,250)	$163,750
Richard J. Rouse	$237,500	$(66,875)	$170,625
Joseph S. Bonventre	$105,750	$21,625	$127,375

The following summarizes the total 2008 annual cash incentive awards:

Named Executive Officer	Maximum Annual Cash Incentive Opportunity	Total Annual Cash Incentive Award Paid
T. Wilson Eglin	$825,000	$350,000
Patrick Carroll	$562,500	$255,000
E. Robert Roskind	$675,000	$220,000
Richard J. Rouse	$712,500	$230,000
Joseph S. Bonventre	$211,500	$145,000

Annual Long-Term Incentive Opportunity. The annual long-term incentive opportunity is designed to increase the ownership of us by our named executive officers, while motivating long-term performance, encouraging long-term dedication to us, and operating as a retention mechanism.  Under the 2008 executive compensation program, our named executive officers were eligible for annual long-term incentives consisting of non-vested share grants and common share options.

Non-Vested Share Awards.  The annual long-term incentive opportunity consisting of non-vested share awards, in the aggregate, could have provided an incentive opportunity equal to 62.5%, 125% or 187.5% of base salary, except that Mr. Bonventre’s aggregate annual incentive opportunity consisting of non-vested share awards was equal to 40%, 80% or 120% of his base salary.

Half of the annual long-term incentive opportunity consisting of non-vested cash awards was measured in accordance with the objective performance criteria, and weighted according to the same percentages as the first portion of the annual cash incentive award set forth above.

Accordingly, our named executive officers were only entitled to the non-vested share awards having a value set forth under the heading Company FFO Component Entitlement for exceeding the threshold performance metric of Company FFO ($1.55 per share):

Named Executive Officer	Company FFO Component Entitlement
T. Wilson Eglin	$85,938
Patrick Carroll	$58,594
E. Robert Roskind	$70,313
Richard J. Rouse	$74,219
Joseph S. Bonventre	$23,500

The remaining half of the annual long-term incentive opportunity consisting of non-vested share awards was discretionary and based on the same individual/subjective criteria as the second portion of the annual cash incentive award set forth above.  The Compensation Committee determined that Messrs. Eglin, Carroll and Bonventre met the high level of the criteria and Messrs. Roskind and Rouse met the target criteria, but adjusted each award (downward) as follows:

Named Executive Officer	Subjective Component Entitlement	Adjustment	Subjective Component Awarded
T. Wilson Eglin	$515,625	$(251,563)	$264,062
Patrick Carroll	$351,562	$(155,156)	$196,406
E. Robert Roskind	$281,250	$(131,563)	$149,687
Richard J. Rouse	$296,875	$(141,094)	$155,781
Joseph S. Bonventre	$141,000	$(19,500)	$121,500

The following summarizes the total 2008 annual long-term incentive awards consisting of non-vested share awards:

Named Executive Officer	Maximum Annual Long Term Incentive Opportunity Consisting of Non-Vested Share Awards	Total Annual Long Term Incentive Granted
T. Wilson Eglin	$1,031,250	$350,000
Patrick Carroll	$703,125	$255,000
E. Robert Roskind	$843,750	$220,000
Richard J. Rouse	$890,625	$230,000
Joseph S. Bonventre	$282,000	$145,000

The number of shares issued was determined by dividing the total amount of the annual long-term incentive by $5.00, the closing per common share price on December 31, 2008. Under the 2008 executive compensation program, non-vested share awards were to vest ratably over four years with the first 25% vesting on the anniversary of the grant date.  In order to better align the named executive officers with our shareholders, the Compensation Committee modified the vesting schedule so that the awards are subject to performance based vesting.  Under the modified vesting schedule pertaining to the non-vested share award, (1) 25% of the non-vested share award becomes earned each year if our annual total shareholder return with respect to an annual period, either equals or exceeds the lesser of (x) 10% or (y) the average return of the Index, with a carry-back/carry-forward feature for any excess total shareholder return, (2) the earned portion of the non-vested share award, if any, vests on December 31, 2013, and (3) unearned portion of the non-vested share award is forfeited on December 31, 2013. The vesting of the non-vested share awards may accelerate upon certain events in accordance with the named executive officers’ employment agreements.

Common Share Option Awards. In order to further align management with our shareholders, the Compensation Committee granted additional long-term incentive awards in the form of options to purchase common shares to certain members of management, including the named executive officers.  The common share options were granted under the Lexington Realty Trust 2007 Equity-Based Award Plan to our named executive officers as follows:

Named Executive Officer	Number of Common Shares underlying Common Share Option Award
T. Wilson Eglin	467,500
Patrick Carroll	233,800
E. Robert Roskind	289,900
Richard J. Rouse	233,800
Joseph S. Bonventre	148,000

The common share option awards (1) have an exercise price of $5.60 per share (which is in excess of closing price on the grant date); (2) vest (i) 50% following a twenty (20) day trading period where the average closing price of one of our common shares on the NYSE is $8.00 or higher and (ii) 50% following a twenty (20) day trading period where the average closing price of one of our common shares on the NYSE is $10.00 or higher; (3) may only be exercised while continuously employed by us; and (4) terminate in 10 years from the grant date. The vesting of the common share option awards may accelerate upon certain events in accordance with the named executive officers’ employment agreements.

Outperformance Program. During 2007, the Compensation Committee established the Lexington Realty Trust 2007 Outperformance Program, a long-term incentive compensation program that provides our executive and senior officers with a significant stake in our success in outperforming other companies in the real estate industry. This program was implemented to further align the interests of our shareholders and management by encouraging the participants to create shareholder value in our “pay for performance” compensation structure. Under this program, participating officers will share in an “outperformance pool” if our total shareholder return for the three-year performance period beginning on the effective date of the program, April 1, 2007, exceeds the greater of an absolute compound annual total shareholder return of 10% or 110% of the compound annual return of the Index during the same period measured against a baseline value equal to the average of the first ten consecutive trading days after April 1, 2007. The size of the outperformance pool for this program will be 10% of our total shareholder return in excess of the performance hurdle, subject to a maximum amount of $40.0 million.

Each participating officer’s award under this program will be designated as a specified participation percentage of the aggregate outperformance pool. The Compensation Committee previously approved the following allocations of the outperformance pool to our named executive officers: T. Wilson Eglin (16%); Patrick Carroll (8%); E. Robert Roskind (11%); Richard J. Rouse (11%) and Joseph S. Bonventre (4.5%); with an additional 13.5% being allocated to other senior officers. The unallocated balance of 36% may be allocated by the Compensation Committee in its discretion.

If the performance hurdle is met, we will grant each participating officer non-vested common shares as of the end of the performance period with a value equal to such participating officer’s share of the outperformance pool. The non-vested common shares would vest in two equal installments on the first two anniversaries of the date the performance period ends provided the participant continues employment. Once issued, the non-vested common shares would be entitled to dividend and voting rights.

In the event of a change in control (as determined for purposes of the program) during the performance period, the performance period will be shortened to end on the date of the change in control and participating officers’ awards will be based on performance relative to the hurdle through the date of the change in control. Any common shares earned upon a change in control will be fully vested. In addition, the performance period will be shortened to end for a participant if he or she is terminated by us without “cause” or he or she resigns for “good reason,” as such terms are defined in the executive officer’s employment agreement. All determinations, interpretations, and assumptions relating to the vesting and the calculation of the awards under this program will be made by the Compensation Committee.

No additional awards were granted under the program during 2008.  Due to the decline in the price of our common shares, it is unlikely that any awards will be made under the program.

Elements of Compensation Program Applicable to Named Executive Officers for 2009.  The Compensation Committee retained FPL as its independent compensation consultant, to perform an analysis of our compensation practices for our executive and senior officers with those of our peers, and to make recommendations with respect to the compensation program applicable to our executive and senior officers for 2009.  As of the date of this proxy statement, the 2009 executive compensation program has not been completed.  In light of the current volatility in the United States and global economies, the Compensation Committee is hesitant to implement any performance based incentive opportunities.  As a result, the 2009 executive compensation program currently consists of (1) base salaries, which remain unchanged for all executive and senior officers from 2008, (2) the common share options issued as part of the 2008 compensation program, and (3) the awards previously granted under the 2007 Outperformance Program.  The Compensation Committee has retained the authority to forego implementing performance based incentive plans, and instead may use its discretion to award annual cash and long-term awards after review of management’s performance at the end of 2009.

Summary Compensation Table.

The following table sets forth summary information concerning the compensation earned by our named executive officers for the fiscal years ended December 31, 2008, 2007 and 2006.

Name and Principal Position	Fiscal Year	Salary ($) (1)	Bonus ($) (1) (2)	Share Awards ($) (3)	Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($) (5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (6)	All Other Compensation ($) (7)	Total ($)

T. Wilson Eglin	2008	550,000	281,250	879,405	—	68,750	—	492,000	2,271,405
Chief Executive Officer,	2007	550,000	206,250	613,068	—	618,750	—	244,059	2,232,127
President and Chief	2006	475,000	684,000	4,601,243	—	—	—	413,762	6,174,005
Operating Officer

Patrick Carroll	2008	375,000	208,125	556,489	—	46,875	—	257,540	1,444,029
Chief Financial Officer,	2007	360,000	135,000	301,733	—	405,000	—	123,897	1,325,630
Treasurer and Executive	2006	325,000	468,000	2,859,011	—	—	—	246,008	3,898,019
Vice President

E. Robert Roskind	2008	450,000	163,750	421,062	—	56,250	—	221,904	1,312,966
Chairman	2007	450,000	—	269,600	—	393,000	—	108,606	1,221,206
	2006	450,000	648,000	4,239,301	—	—	—	304,636	5,641,937

Richard J. Rouse	2008	475,000	170,625	660,405	—	59,375	—	371,052	1,736,457
Vice Chairman and	2007	475,000	—	465,867	—	505,000	—	188,580	1,634,447
Chief Investment Officer	2006	450,000	648,000	3,644,008	—	—	—	329,791	5,071,799

Joseph S. Bonventre	2008	235,000	127,375	138,843	—	17,625	—	44,865	563,708
Executive Vice President	2007	205,833	44,250	31,393	—	213,750	—	28,116	523,342
and General Counsel	2006	170,000	85,000	200,477	—	—	—	22,011	477,488

(1)       The amounts shown include amounts earned but a portion of which may be deferred at the election of the officer under our 401(k) Plan.

(2)       The bonuses shown for 2006, 2007 and 2008 were paid in full in January 2007, January 2008 and January 2009, respectively.

(3)       The amounts in this column equal the applicable year’s amortization of the outstanding non-vested share awards.  Each share award is multiplied by the fair market value of our common shares on that award’s grant date and the sum of these products is amortized over the vesting period for each award.  The amortization of stock compensation incorporated in our 2008 consolidated financial statements is calculated in the same manner, in accordance with Statement of Financial Accounting Standard No. 123R, Share Based Payments (“SFAS 123R”).  On December 28, 2006, the Compensation Committee approved the acceleration of vesting of all time-based non-vested shares, which resulted in an expense of approximately $10.8 million.  Non-vested shares are entitled to dividends and voting rights.

(4)       Common share options were granted on December 31, 2008. The common share options (i) have an exercise price of $5.60 per share, (ii) vest 50% following a 20-day trading period where the average closing price of a common share on the NYSE is $8.00 or higher and 50% following a 20-day trading period where the average closing price is $10.00 or higher, and (iii) expire 10 years from date of grant. Since the common share options were issued on December 31, 2008, no amount was recognized in our 2008 consolidated financial statements in accordance with SFAS 123R. See note 14 to our 2008 consolidated financial statements for a calculation of the amounts that will be expensed in the future in connection with the common share options granted in 2008.

(5)       Bonuses and share awards for the fiscal year ended December 31, 2006 were not made pursuant to our non-equity incentive plans.  See “Compensation Discussion and Analysis,” above for a description of our non-equity incentive plan for the year ending December 31, 2008.  See “Compensation Discussion and Analysis,” in last year’s definitive proxy statement for a description of our non-equity incentive plan for the year ending December 31, 2007.

(6)       Non-qualified deferred compensation consists solely of a trust established for the benefit of certain of our executive officers in which in previous years such persons had the option to place non-vested common share awards. Participant accounts only hold our common shares.  Dividends on these shares are paid by us to the trust, which makes a corresponding distribution to the participant.  Earnings on the participant accounts consist of dividends and increase in market value of the common shares in the trust.  None of the earnings were above the market.

(7)       Amount represents: (1) dividends paid on non-vested common shares, (2) the dollar value of life insurance premiums paid by us during the applicable fiscal year with respect to portable life insurance policies for the life of the executive officer (excluding Joseph S. Bonventre), and (3) contributions by us to the executive officer’s account under our 401(k) Plan.  The premiums paid by us under company sponsored health care insurance, dental insurance, long-term disability insurance and life insurance available to all employees, are excluded.   The following table details the 2008 other compensation amounts for each executive officer:

Executive	Dividends paid on non-vested common shares	Company-paid life insurance premiums	401(k) Company contributions	Total
T. Wilson Eglin	$479,186	$1,314	$11,500	$492,000
Patrick Carroll	$245,328	$712	$11,500	$257,540
E. Robert Roskind	$208,292	$2,112	$11,500	$221,904
Richard J. Rouse	$356,825	$2,727	$11,500	$371,052
Joseph S. Bonventre	$33,365	—	$11,500	$44,865

Grants of Plan-Based Awards

The following table sets forth summary information concerning all grants of plan-based awards made to the named executive officers during the fiscal year ended December 31, 2008.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards ($)(1)
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	All Other Share Awards; Number of Shares	All Other Option Awards; Number of Shares Underlying Option Awards	Exercise Price of Option Awards($)	Grant Date Fair Value of Share Award ($)
T. Wilson Eglin	01/08/08	275,000	550,000	825,000	343,750	687,500	1,031,250	—	467,500	5.60	—
Patrick Carroll	01/08/08	187,500	375,000	562,500	234,375	468,750	703,125	—	233,800	5.60	—
E. Robert Roskind	01/08/08	225,000	450,000	675,000	281,250	562,500	843,750	—	289,900	5.60	—
Richard J. Rouse	01/08/08	237,500	475,000	712,500	296,875	593,750	890,625	—	233,800	5.60	—
Joseph S. Bonventre	01/08/08	70,500	141,000	211,500	94,000	188,000	282,000	—	148,000	5.60	—

(1)
On January 8, 2008, the Compensation Committee approved pre-established performance metrics for annual cash incentive opportunities and annual long-term incentive opportunities under our 2008 executive compensation program.  The actual amounts paid out under the plan awards during 2008, which were determined on December 31, 2008, and a description of the performance metrics and the actual amounts paid out under the plan awards are set forth above under “Recap of Executive Compensation Program for 2008.”

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth summary information concerning outstanding equity awards held by each of the named executive officers as of December 31, 2008.  These equity awards include grants from January 1, 2003 through December 31, 2008.

	Option Awards					Share Awards
Name	Number of Securities underlying Unexercised Options (#) Exercisable	Number of Securities underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Exercise Date	Number of Shares or Units That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
T. Wilson Eglin	—	467,500	467,500	5.60	(2)	54,544	(3)	272,720	93,495	(8)	467,475
Patrick Carroll	—	233,800	233,800	5.60	(2)	45,397	(4)	226,985	39,949	(9)	199,745
E. Robert Roskind	—	289,900	289,900	5.60	(2)	40,442	(5)	202,210	31,719	(10)	158,595
Richard J. Rouse	—	233,800	233,800	5.60	(2)	45,239	(6)	226,195	61,775	(11)	308,875
Joseph S. Bonventre	—	148,000	148,000	5.60	(2)	15,677	(7)	78,385	2,500	(12)	12,500

(1)         Market value has been calculated as the closing price of our common shares on the NYSE on December 31, 2008, which was $5.00 per share.

(2)         Common share options were granted on December 31, 2008. The common share options (i) have an exercise price of $5.60 per share, (ii) vest 50% following a 20-day trading period where the average closing price of a common share on the NYSE is $8.00 or higher and 50% following a 20-day trading period where the average closing price is $10.00 or higher, and (iii) expire 10 years from date of grant.

(3)         Consists of (i) 9,886 non-vested common shares granted on January 8, 2008, which vest on January 8, 2009, and 9,887 non-vested common shares granted on January 8, 2008 which vest on each of January 8, 2010 and 2011; (ii) 6,221 non-vested common shares granted on December 28, 2006 which vest on each of January 1, 2009, 2010, 2011 and 2012.

(4)         Consists of (i) 9,456 non-vested common shares granted on January 8, 2008, which vest on January 8, 2009, and 9,457 non-vested common shares granted on January 8, 2008 which vest on each of January 8, 2010 and 2011;  (ii) 4,256 non-vested common shares granted on December 28, 2006 which vest on January 1, 2009 and 4,257 non-vested common shares granted on December 28, 2006 which vest on each of January 1, 2010, 2011 and 2012.

(5)         Consists of (i) 5,622 non-vested common shares granted on January 8, 2008, which vest on each of January 8, 2009 and 2010, and 5,623 non-vested common shares granted on January 8, 2008 which vest on January 8, 2011;  (ii) 5,893 non-vested common shares granted on December 28, 2006 which vest on January 1, 2009 and 5,894 non-vested common shares granted on December 28, 2006 which vest on each of January 1, 2010, 2011 and 2012.

(6)         Consists of (i) 7,221 non-vested common shares granted on January 8, 2008, which vest on each of January 8, 2009 and 2010 and 7,222 non-vested common shares granted on January 8, 2008 which vest on January 8, 2011;  (ii) 5,893 non-vested common shares granted on December 28, 2006 which vest on January 1, 2009 and 5,894 non-vested common shares granted on December 28, 2006 which vest on each of January 1, 2010, 2011 and 2012.

(7)         Consists of (i) 3,989 non-vested common shares granted on January 8, 2008, which vest on each of January 8, 2009, 2010 and 2011; and (ii) 928 non-vested common shares granted on December 28, 2006 which vest on each of January 1, 2009 and 2010 and 927 non-vested common shares granted on December 28, 2006 which vest on each of January 1, 2011 and 2012.

(8)         Consists of (i) 18,190 non-vested common shares granted on December 28, 2006, which vest in full on December 28, 2011, provided certain performance targets are met; (ii) 45,249 non-vested common shares granted on January 31, 2006 vest in full on January 31, 2011, provided certain performance targets are met; and (iii) 30,056 non-vested common shares granted on January 31, 2003, which vest in full when certain performance targets are met.

(9)

(9)         Consists of (i) 6,821 non-vested common shares granted on December 28, 2006, which vest in full on December 28, 2011, provided certain performance targets are met; (ii) 18,100 non-vested common shares granted on January 31, 2006 vest in full on January 31, 2011, provided certain performance targets are met; and (iii) 15,028 non-vested common shares granted on January 31, 2003, which vest in full when certain performance targets are met.

(10)       Consists of (i) 9,095 non-vested common shares granted on December 28, 2006, which vest in full on December 28, 2011, provided certain performance targets are met and (ii) 22,624 non-vested common shares granted on January 31, 2006 vest in full on January 31, 2011, provided certain performance targets are met.

(11)       Consists of (i) 9,095 non-vested common shares granted on December 28, 2006, which vest in full on December 28, 2011, provided certain performance targets are met; (ii) 22,624 non-vested common shares granted on January 31, 2006 vest in full on January 31, 2011, provided certain performance targets are met; and (iii) 30,056 non-vested common shares granted on January 31, 2003, which vest in full when certain performance targets are met.

(12)       Consists of 2,500 non-vested common shares granted on December 28, 2006, which vest in full on December 28, 2011, provided certain performance targets are met.

Option Exercises and Stock Vested

The following table sets forth summary information concerning option exercises and vesting of stock awards for each of the named executive officers during the year ended December 31, 2008.  These equity awards include grants from January 1, 2001 through December 31, 2008.  Common share options were granted on December 31, 2008.  None of these grants were exercised during the fiscal year ended December 31, 2008.

	Option Awards		Share Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
T. Wilson Eglin	—	—	25,902	(1)	366,037	(1)
Patrick Carroll	—	—	17,464	(2)	243,809	(2)
E. Robert Roskind	—	—	5,622	(3)	75,728	(3)
Richard J. Rouse	—	—	23,237	(4)	330,140	(4)
Joseph S. Bonventre	—	—	3,988	(5)	53,718	(5)

(1)           Represents (i) 16,016 common shares which vested on January 1, 2008 at a price of $14.54 per share, and (ii) 9,886 common shares which vested on January 8, 2008 at a price of $13.47 per share.

(2)           Represents (i) 8,008 common shares which vested on January 1, 2008 at a price of $14.54 per share, and (ii) 9,456 common shares which vested on January 8, 2008 at a price of $13.47 per share.

(3)           Represents 5,622 common shares which vested on January 8, 2008 at a price of $13.47 per share.

(4)           Represents (i) 16,016 common shares which vested on January 1, 2008 at a price of $14.54 per share, and (ii) 7,221 common shares which vested on January 8, 2008 at a price of $13.47 per share.

(5)           Represents 3,988 common shares which vested on January 8, 2008 at a price of $13.47 per share.

Non-Qualified Deferred Compensation

The following table sets forth summary information concerning non-qualified deferred compensation for each of the named executive officers during the year ended December 31, 2008.  Non-qualified deferred compensation consists solely of a trust established for the benefit of certain of our executive officers in which in previous years such persons had the option to place non-vested common share awards. Participant accounts only hold our common shares.  Dividends on these shares are paid by us to the trust, which makes a corresponding distribution to the participant.  Earnings on the participant accounts consist of dividends paid and increase (decrease) in market value of the common shares in the trust.  None of the earnings were above market.

Name	Executive Contributions in 2008	Registrants Contributions in 2008 ($)	Aggregate Earnings in 2008 ($)	Aggregate Withdrawals/ Distributions in 2008($)	Aggregate Balance at December 31, 2008 ($) (1)
T. Wilson Eglin	—	—	(1,248,433)	453,440	654,315
Patrick Carroll	—	—	—	—	—
E. Robert Roskind	—	—	(1,601,222)	581,576	839,215
Richard J. Rouse	—	—	(1,175,567)	426,975	616,125
Joseph S. Bonventre	—	—	—	—	—

(1)          In accordance with the trust agreements, distributions/withdrawals by T. Wilson Eglin of 83,402 common shares, by E. Robert Roskind of 108,559 common shares and by Richard J. Rouse of 79,466 common shares will occur on January 1, 2011 and complete distribution/withdrawal of each participant’s account will be made in the event of a change in control or termination of the named executive officer’s employment.

Potential Payments upon Termination or Change in Control

Each of the named executive officers has the right to receive severance compensation upon the occurrence of certain events as specified in his employment agreement.  The employment agreements provide that the executive officer will be entitled to receive severance payments upon termination by us without “cause,” termination by the executive officer with “good reason” or termination resulting from a “change in control” of us.

Definitions of “Cause,” “Good Reason,”“Change in Control and “Disability.”  “Cause” is defined as (A) the executive officer’s conviction of, plea of nolo contendere to, or written admission of the commission of, a felony (but not a traffic infraction or similar offense); (B) any breach by the executive officer of any material provision of the employment agreement; (C) any act by the executive officer involving moral turpitude, fraud or misrepresentation with respect to his duties for us or our affiliates; or (D) gross negligence or willful misconduct on the part of the executive officer in the performance of his duties as an employee, officer or member of us or our affiliates (that in only the case of gross negligence results in a material economic harm to us); subject to notice requirements.

“Good Reason” is defined as the occurrence of the following events without the executive officer’s written consent, subject to notice requirements: (A) a material reduction of the executive officer’s authority, duties and responsibilities, or the assignment to the executive officer of duties materially inconsistent with the executive officer’s position or positions with us; (B) a reduction in the executive officer’s rate of base salary; (C) a breach by us of any material provision of the employment agreement; or (D) our requiring the executive officer to be based at any office or location located more than fifty (50) miles from the New York metropolitan area.

“Change in control” is defined as:

(A) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) (“Beneficial Ownership”) of 20% or more of either (i) our then outstanding common shares (the “Outstanding Company Common Stock”) or (ii) the combined voting power of our then outstanding voting securities entitled to vote generally in the election of trustees (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (A), the following acquisitions shall not constitute a “change in control”: (1) any acquisition directly from us, (2) any acquisition by us, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by us or any entity controlled by us or (4) any acquisition by any entity pursuant to a transaction which complies with subclauses (1), (2) and (3) of clause (C) below; or

(B) individuals who, as of the date the employment agreement, constitute our Board of Trustees (the “Incumbent Board”) cease for any reason to constitute at least a majority of our Board of Trustees; provided, however, that any individual becoming a trustee subsequent to the date hereof whose election, or nomination for election by our shareholders, was approved by a vote of at least a majority of the trustees then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of trustees or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than our Board of Trustees;

(C) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets (a “Business Combination”), in each case, unless, following such Business Combination, (1) all or substantially all of the Persons who had Beneficial Ownership, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination, have Beneficial Ownership, of more than 50%, respectively, of our then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of trustees, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of our assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or any of our employee benefit plans (or related trusts) or such entity resulting from such Business Combination) acquires Beneficial Ownership of 20% or more of, respectively, the then outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Business Combination and (3) at least a majority of the members of the board of directors or board of trustees, as the case may be, of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement with the successor or purchasing entity in respect of such Business Combination, or of the action of our Board of Trustees, providing for such Business Combination; or

(D) approval by our shareholders of a complete liquidation or dissolution of us.

“Disability” is defined as the mental or physical incapacity of the executive officer such that (A) he qualifies for long-term disability benefits under a Company-sponsored long-term disability policy or (B) the executive officer has been incapable as a result of illness, disease, mental or physical disability, disorder, infirmity, or impairment or similar cause of performing his essential duties and responsibilities for any period of one hundred eighty (180) days (whether or not consecutive) in any consecutive three hundred sixty-five (365) day period. Disability shall be determined by an approved medical doctor selected by us and the executive officer. If we cannot agree on a medical doctor, each party shall select a medical doctor and the two doctors shall select a third who shall be the approved medical doctor for this purpose.

Severance Terms for the Named Executive Officers.  If one of the named executive officers is terminated (1) by the executive officer for “good reason,” (2) by us without cause, (3) by the named executive officer or us for any reason within two years following a “change in control,” or (4) at the request of a third party who has taken steps reasonably calculated to effect a “change in control” or otherwise arose in connection with or anticipation of a “change in control,” which we refer to as a “pre-change in control termination,” then, in each case, the named executive officer shall be entitled to receive the following:

•      any earned but unpaid base salary for the period prior to termination and any earned but unpaid bonuses, for prior periods which have ended at the time of such termination;

•      any rights to which he is entitled in accordance with any applicable plan or program provisions under any employee benefit plan, program or arrangement, fringe benefit or incentive plan;

•      a severance payment equal to three times  the sum of: (x) the named executive officer’s base salary at termination, (y) his regular target bonus, assuming achievement of 100% of all targets under our executive bonus plan in effect for the fiscal year in which termination occurs, and (z) either (A) the average of the fair market value, measured as of the grant date, of the long-term incentive awards we have granted to or agreed to grant to (if such grant has not yet been made) the named executive officer during the fiscal year during which the termination occurs and the fiscal year immediately preceding the year during which the termination occurs, or (B) if we have not agreed to grant a long-term incentive award to the executive officer during the fiscal year during which the termination occurs, then the average fair market value, measured as of the grant date of the long-term incentive awards we have granted to the named executive officer during the two fiscal years immediately preceding the year during which the termination occurs, except that Mr. Bonventre is only entitled to a severance payment equal to one and one half times (x) his base salary at termination and (y) his regular target bonus, assuming achievement of 100% of all targets under our executive bonus plan in effect for the fiscal year in which termination occurs; and

•      continuation of medical, dental, disability, life insurance and other employee welfare benefits then provided to our senior executives for a period of three years following the date of termination, or if the named executive officer is ineligible for such benefits, then a lump sum payment of the cash equivalent of the premiums or other contributions that we would otherwise pay to continue coverage.

Additionally, all non-vested and/or unearned bonus and long-term incentive awards previously granted to the executive officer, including but not limited to restricted shares, deferred share awards, and share options shall earn and fully vest and become non-forfeitable.

In the event that any amount or benefit paid under an employment agreement for one of the named executive officers, as a result of any change in ownership of us is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, we will be required to "gross-up" the severance payment to cover the excise taxes on the benefits, thereby providing such benefits to the employee on a net basis, after payment of excise tax.

If the named executive officer’s employment is terminated on account of death or “disability,” the named executive officer or his estate or designated beneficiaries shall be entitled to receive the following:

•	any earned but unpaid base salary for the period prior to termination and any earned but unpaid bonuses, for prior periods which have ended at the time of such termination;

•	any rights to which he is entitled in accordance with any applicable plan or program provisions under any employee benefit plan, program or arrangement, fringe benefit or incentive plan;

•	a severance payment equal to one times the named executive officer’s base salary at termination;

•
all non-vested bonus and long-term incentive awards previously granted to the named executive officer, including but not limited to restricted shares, deferred share awards and share options, shall earn and fully vest and become non-forfeitable;

•
a pro rata portion of the bonuses he would have received under our executive bonus plan in effect at the time of his termination had he remained employed by us for the full fiscal year in which his termination occurs;

•
a pro rata portion of any payment he would have received or award that would have vested under any performance-based long-term incentive award or program had he remained employed by us for the full performance period or periods in which his termination occurs; and

•
continuation of group health plan then provided to senior executives for a period of two years following the date of termination, or if the named executive officer is ineligible for such group health plan, then a lump sum payment of the cash equivalent of the premiums or other contributions that we would otherwise pay to continue coverage.

If the named executive officer’s employment is terminated by us for “cause” or by the named executive officer without “good reason,” the named executive officer shall be entitled to receive the following:

•	any earned but unpaid base salary for the period prior to termination and any earned but unpaid bonuses, for prior periods which have ended at the time of such termination; and

•	any rights to which he is entitled in accordance with any applicable plan or program provisions under any employee benefit plan, program or arrangement, fringe benefit or incentive plan.

With the exception of E. Robert Roskind’s employment agreement, the employment agreements with the named executive officers provide that the named executive officer will serve us faithfully and to the best of his ability and will devote substantially all of his business time, energy, experience and talents to our business and the business of our affiliates.  This restriction does not prevent the named executive officer from managing his personal or family investments, or serving on civic or charitable boards or committees, so long as any such activities do not interfere with the performance of the named executive officer’s responsibilities as one of our employees.  Mr. Roskind’s employment agreement permits Mr. Roskind to spend approximately one third of his business time on the affairs of The LCP Group L.P. and its affiliates; however, Mr. Roskind must prioritize his business time to address our needs ahead of The LCP Group L.P.

Review and Analysis of the Need for Termination and Change-in-Control Arrangements.  The current term of each of our executive officer’s employment agreement expires on May 4, 2010, except that the initial term of Mr. Bonventre’s employment agreement expires on April 1, 2010.  Each employment agreement is automatically renewed for successive one year periods unless notice of non-renewal is given at least 180 days prior to the expiration of the then term.  Prior to the date that notice of non-renewal must be given, our Compensation Committee intends to analyze and reassess all of the termination and change-in-control arrangements to determine whether they are necessary and appropriate at such time and considering each executive officer’s circumstances.

Termination Scenario Tables

The tables below estimate the payments and benefits to each of the named executive officers assuming they were terminated on December 31, 2008 under each of the circumstances listed above and on the assumptions listed in the footnotes below.  As of December 31, 2008, the performance thresholds under the 2007 Outperformance Program would not have been met and none of the executive officers would have been entitled to any benefits under such program. Continuation of benefits, which may be paid monthly if the named executive officer is eligible for continued coverage under such plans, are assumed to be paid by a lump-sum payment at termination.

T. Wilson Eglin	Without Cause or With Good Reason	Upon a Change in Control	Death or Disability	W/Cause or w/o Good Reason
Base salary portion of severance payment (1)	$1,650,000	$1,650,000	$550,000	—
Bonus portion of severance payment (2)	1,650,000	1,650,000	—	—
Long-term incentive portion of severance payment (3)	1,387,500	1,387,500	—	—
Welfare benefits	45,048	45,048	—	—
Group health care benefits	—	—	18,076	—
Value of accelerated equity awards (4)	1,090,195	1,090,195	1,090,195	—
Excise Tax Gross Up	—	—	—	—
Total Payments and Benefits	$5,822,743	$5,822,743	$1,658,271	—
____________________________________________________________________________________________________________________________________________________________________________________________________________________

(1)           Base salary portion of severance payment equals three times the base salary, which is currently, and at December 31, 2008 was, $550,000.
(2)           Bonus portion of severance payment equals three times the target bonus under the then bonus plan, which is currently, and at December 31, 2008 was, 100% of base salary.  Excludes any pro rata bonus.
(3)           Long-term incentive portion of severance payment equals three times the average of the long-term awards for 2008 and 2007, which were granted on January 1, 2009 and January 8, 2008, respectively, with grant date values of $350,000 and $575,000.
(4)           Based on the closing price of our common shares on the NYSE on December 31, 2008, of $5.00 per share. Consists of (i) 70,000 non-vested common shares granted on January 1, 2009, which vest in full on December 31, 2013, provided that certain performance targets are met, and which are not included in the Outstanding Equity Awards at Fiscal Year End table above; (ii) 29,660 non-vested common shares granted on January 8, 2008, which vest in full on January 8, 2011; (iii) 24,884 non-vested common shares granted on December 28, 2006, which vest in full on January 1, 2012; (iv) 18,190 non-vested common shares granted on December 28, 2006, which vest in full on December 28, 2011, provided certain performance targets are met; (v) 45,249 non-vested common shares granted on January 31, 2006, which vest in full on January 31, 2011, provided certain performance targets are met; and (vi) 30,056 non-vested common shares granted on January 31, 2003, which vest in full when certain performance targets are met.  Excludes 467,500 share options granted on December 31, 2008.

Patrick Carroll	Without Cause or With Good Reason	Upon a Change in Control	Death or Disability	W/Cause or w/o Good Reason
Base salary portion of severance payment (1)	$1,125,000	$1,125,000	$375,000	—
Bonus portion of severance payment(2)	1,125,000	1,125,000	—	—
Long-term incentive portion of severance payment(3)	1,207,500	1,207,500	—	—
Welfare benefits	43,242	43,242	—	—
Group health care benefits	—	—	18,076	—
Value of accelerated equity awards (4)	681,730	681,730	681,730	—
Excise Tax Gross Up	—	—	—	—
Total Payments and Benefits	$4,182,472	$4,182,472	$1,074,806	—
____________________________________________________________________________________________________________________________________________________________________________________________________________________

(1)           Base salary portion of severance payment equals three times the base salary, which is currently, and at December 31, 2008 was, $375,000.
(2)           Bonus portion of severance payment equals three times the target bonus under the then bonus plan, which is currently, and at December 31, 2008 was, 100% of base salary.  Excludes any pro rata bonus.
(3)           Long-term incentive portion of severance payment equals three times the average of the long-term awards for 2008 and 2007, which were granted on January 1, 2009 and January 8, 2008, respectively, with grant date values of $255,000 and $550,000.
(4)           Based on the closing price of our common shares on the NYSE on December 31, 2008, of $5.00 per share. Consists of (i) 51,000 non-vested common shares granted on January 1, 2009, which vest in full on December 31, 2013, provided that certain performance targets are met, and which are not included in the Outstanding Equity Awards at Fiscal Year End table above; (ii) 28,370 non-vested common shares granted on January 8, 2008, which vest in full on January 8, 2011; (iii) 17,027 non-vested common shares granted on December 28, 2006, which vest in full on January 1, 2012; (iv) 6,821 non-vested common shares granted on December 28, 2006, which vest in full on December 28, 2011, provided certain performance targets are met; (v) 18,100 non-vested common shares granted on January 31, 2006, which vest in full on January 31, 2011, provided certain performance targets are met; and (vi) 15,028 non-vested common shares granted on January 31, 2003, which vest in full when certain performance targets are met.  Excludes 233,800 share options granted on December 31, 2008.

E. Robert Roskind	With Cause or With Good Reason	Upon a Change in Control	Death or Disability	W/ Cause or w/o Good Reason
Base salary portion of severance payment (1)	$1,350,000	$1,350,000	$450,000	—
Bonus portion of severance payment (2)	1,350,000	1,350,000	—	—
Long-term incentive portion of severance payment (3)	820,500	820,500	—	—
Welfare benefits	38,259	38,259	—	—
Group health care benefits	—	—	11,954	—
Value of accelerated equity awards (4)	580,805	580,805	580,805	—
Excise Tax Gross Up	—	—	—	—
Total Payments and Benefits	$4,139,564	$4,139,564	$1,042,759	—
___________________________________________________________________________________________________________________________________________________________________________________________________________________

(1)           Base salary portion of severance payment equals three times the base salary, which is currently, and at December 31, 2008 was, $450,000.
(2)           Bonus portion of severance payment equals three times the target bonus under the then bonus plan, which is currently, and at December 31, 2008 was, 100% of base salary.  Excludes any pro rata bonus.
(3)           Long-term incentive portion of severance payment equals three times the average of the long-term awards for 2008 and 2007, which were granted on January 1, 2009 and January 8, 2008, respectively, with grant date values of $220,000 and $327,000.
(4)           Based on the closing price of our common shares on the NYSE on December 31, 2008, of $5.00 per share. Consists of (i) 44,000 non-vested common shares granted on January 1, 2009, which vest in full on December 31, 2013, provided that certain performance targets are met, and which are not included in the Outstanding Equity Awards at Fiscal Year End table above; (ii) 16,867 non-vested common shares granted on January 8, 2008, which vest in full on January 8, 2011 ; (iii) 23,575 non-vested common shares granted on December 28, 2006, which vest in full on January 1, 2012; (iv) 9,095 non-vested common shares granted on December 28, 2006, which vest in full on December 28, 2011, provided certain performance targets are met; and (v) 22,624 non-vested common shares granted on January 31, 2006, which vest in full on January 31, 2011, provided certain performance targets are met.  Excludes 289,900 share options granted on December 31, 2008.

Richard J. Rouse	With Cause or With Good Reason	Upon a Change in Control	Death or Disability	W/ Cause or w/o Good Reason
Base salary portion of severance payment (1)	$1,425,000	$1,425,000	$475,000	—
Bonus portion of severance payment (2)	1,425,000	1,425,000	—	—
Long-term incentive portion of severance payment (3)	975,000	975,000	—	—
Welfare benefits	40,104	40,104	—	—
Group health care benefits	—	—	11,954	—
Value of accelerated equity awards (4)	765,070	765,070	765,070	—
Excise Tax Gross Up	—	—	—	—
Total Payments and Benefits	$4,630,174	$4,630,174	$1,252,024	—
____________________________________________________________________________________________________________________________________________________________________________________________________________________

(1)           Base salary portion of severance payment equals three times the base salary, which is currently, and at December 31, 2008 was, $475,000.
(2)           Bonus portion of severance payment equals three times the target bonus under the then bonus plan, which is currently, and at December 31, 2008 was, 100% of base salary.  Excludes any pro rata bonus.
(3)           Long-term incentive portion of severance payment equals three times the average of the long-term awards for 2008 and 2007, which were granted on January 1, 2009 and January 8, 2008, respectively, with grant date values of $230,000 and $420,000.
(4)           Based on the closing price of our common shares on the NYSE on December 31, 2008, of $5.00 per share. Consists of (i) 46,000 non-vested common shares granted on January 1, 2009, which vest in full on December 31, 2013, provided that certain performance targets are met, and which are not included in the Outstanding Equity Awards at Fiscal Year End table above; (ii) 21,664 non-vested common shares granted on January 8, 2008, which vest in full on January 8, 2011; (iii) 23,575 non-vested common shares granted on December 28, 2006, which vest in full on January 1, 2012; (iv) 9,095 non-vested common shares granted on December 28, 2006, which vest in full on December 28, 2011, provided certain performance targets are met; (v) 22,624 non-vested common shares granted on January 31, 2006, which vest in full on January 31, 2011, provided certain performance targets are met; and (vi) 30,056 non-vested common shares granted on January 31, 2003, which vest in full when certain performance targets are met.  Excludes 233,800 share options granted on December 31, 2008.

Joseph S. Bonventre	With Cause or With Good Reason	Upon a Change in Control	Death or Disability	W/ Cause or w/o Good Reason
Base salary portion of severance payment (1)	$352,500	$352,500	$235,000	—
Bonus portion of severance payment (2)	211,500	211,500	—	—
Long-term incentive portion of severance payment	—	—	—	—
Welfare benefits	44,824	44,824	—	—
Group health care benefits	—	—	21,088	—
Value of accelerated equity awards (3)	235,885	235,885	235,885	—
Excise Tax Gross Up	—	—	—	—
Total Payments and Benefits	$844,709	$844,709	$491,973	—
__________________________________________________________________________________________________________________________________________________________________________________________________________________

(1)           Base salary portion of severance payment equals one and one half times the base salary, which is currently, and at December 31, 2008 was, $235,000.
(2)           Bonus portion of severance payment equals one and one half times the target bonus under the then bonus plan, which is currently, and at December 31, 2008 was, 60% of base salary.  Excludes any pro rata bonus.
(3)           Based on the closing price of our common shares on the NYSE on December 31, 2008, of $5.00 per share. Consists of (i) 29,000 non-vested common shares granted on January 1, 2009, which vest in full on December 31, 2013, provided that certain performance targets are met, and which are not included in the Outstanding Equity Awards at Fiscal Year End table above; (ii) 11,967 non-vested common shares granted on January 8, 2008, which vest in full on January 8, 2011; (iii) 3,710 non-vested common shares granted on December 28, 2006, which vest in full on January 1, 2012; and (iv) 2,500 non-vested common shares granted on December 28, 2006, which vest in full on December 28, 2011, provided certain performance targets are met.  Excludes 148,000 share options granted on December 31, 2008.

Trustee Compensation

None of our officers receive or will receive any compensation for serving as a member of our Board of Trustees or any of its committees.  Our trustees received the following aggregate amounts of compensation for the year ended December 31, 2008.

Name and Principal Position	Fees Earned or paid in cash ($)	Share Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Clifford Broser	15,000	75,000	—	—	—	—	90,000

Geoffrey Dohrmann	28,000	75,000	—	—	—	—	103,000

Carl D. Glickman	21,500	95,000	—	—	—	—	116,500

James Grosfeld	21,000	75,000	—	—	—	—	96,000

Harold First	31,579	96,250	—	—	—	—	127,829

Richard S. Frary	21,500	85,000	—	—	—	—	106,500

Kevin W. Lynch	23,500	85,000	—	—	—	—	108,500

(1)           Trustees receive annual share grants with a value of $45,000, based on the closing price of our common shares on most recent year end, which are paid in arrears.  These share grants are fully-vested and are eligible to receive dividends from the date of grant.  The initial share grant for Harold First was awarded in 2008.

The Compensation Committee retained FPL, to make recommendations with respect to our Board compensation practices. After reviewing the recommendations of FPL and receiving input from our Chief Executive Officer, the Compensation Committee initially determined to leave the compensation arrangement unchanged from 2008.  However, as a cost-savings measure, the Compensation Committee later determined to reduce the annual member retainer for each Trustee by $10,000, effective as of January 1, 2009, and grant 5,000 non-vested common shares to each trustee.  The non-vested common shares are entitled to dividend and voting rights.  The non-vested common shares vest in full following any 20-day trading period prior to the third anniversary of the grant date where the average closing price of a common share on the NYSE is $5.00 or higher. If the price threshold is not met by the third anniversary, the non-vested common shares will be forfeited. In addition to the grant of non-vested common shares, compensation for the Board is composed of retainer fees, meeting fees, and equity awards, as follows:

Compensation Component	2009 Compensation
RETAINERS
Lead Independent Trustee	$20,000
Annual Member Retainer	$20,000
Audit Chairperson Retainer	$17,500
Compensation Chairperson Retainer	$10,000
Nominating & Corp. Gov. Committee Chairperson Retainer	$10,000
MEETING FEES:
In-Person Board Meeting Fees	$1,500
Telephonic Board Meeting Fees	$1,500
In Person Committee Meeting Fees	$1,000
Telephonic Committee Meeting Fees	$1,000
EQUITY AWARD:
Initial Equity Award	$45,000
Annual Equity Award	$45,000 (pro rated for partial years)

The initial equity awards are based on the closing price of our common shares on the date the trustee is appointed to our Board.  The annual equity awards are paid in arrears and are based on the most recently completed year-end closing price of our common shares.
PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Trustees will make a decision with respect to the engagement of an independent registered public accounting firm for the year ending December 31, 2009 at a meeting of the full Board of Trustees, which is expected to take place during our second fiscal quarter.  KPMG LLP and its predecessors have been our independent registered public accounting firm since 1993.

Although shareholder ratification of the appointment of our independent registered public accounting firm is not required by our bylaws or otherwise, we are submitting the selection of KPMG LLP for ratification as a matter of good corporate governance practice.  As a cost-savings measure, the Audit Committee has solicited bids from other independent registered public accounting firms for the year ending December 31, 2009.  As a result, even if the selection is ratified, the Audit Committee in its discretion may appoint an alternative independent registered public accounting firm if it deems such action appropriate.  If the Audit Committee’s selection is not ratified by the shareholders, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of an independent registered public accounting firm.

KPMG LLP was engaged to perform the annual audit of our consolidated financial statements for the calendar year ended December 31, 2008.  There are no affiliations between us and KPMG LLP’s partners, associates or employees, other than as pertaining to KPMG LLP’s engagement as our independent registered public accounting firm.  Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they so desire and to respond to appropriate questions.

Audit and Non-Audit Fees
The following table presents fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for each of 2008 and 2007, and fees billed for other services rendered by KPMG LLP.

	2008		2007
Audit fees	$1,733,242		$2,028,308
Audit-related fees	594,663	(1)	905,896	(2)
Total audit and audit related fees	$2,327,905		$2,934,204
Tax fees (3)	$242,200		$161,650
All other fees	1,626	(4)	25,721	(5)
Total fees	$2,571,731		$3,121,575

(1)       2008 audit – related fees include services rendered relating to review of registration statements, issuance of consents and comfort letters, and audits of The Lexington Master Limited Partnership and a joint venture.
(2)       2007 audit–related fees include services rendered relating to review of registration statements, issuance of consents and comfort letters, audits of The Lexington Master Limited Partnership and joint ventures and work related to Lexington Strategic Asset Corp.’s initial public offering.
(3)       Tax fees consisted of fees for tax compliance and preparation services for us and Lexington Strategic Asset Corp.
(4)       Relates to a licensing fee paid by the Company to KPMG for accounting research software.
(5)       Relates to tax due diligence fees on earnings and profit treatment and built-in gains, a licensing fee paid by the Company to KPMG for accounting research software and a CPE seminar.

The Audit Committee has determined that the non-audit services provided by the independent registered public accounting firm are compatible with maintaining the accounting firm’s independence.  The percentage of services set forth above in the categories “Audit-related fees,” “Tax fees” and “All other fees” that were approved by the Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) of the Exchange Act (relating to the approval of non-audit services after the fact but before completion of the audit) was 0%.

The Audit Committee of the Board of Trustees must pre-approve the audit and non-audit services performed by our independent registered public accounting firm, and has adopted appropriate policies in this regard.  With regard to fees, annually, the independent registered public accounting firm provides the Audit Committee with an engagement letter outlining the scope of the audit services proposed to be performed during the fiscal year.  Upon the Audit Committee’s acceptance of and agreement to the engagement letter, the services within the scope of the proposed audit services are deemed pre-approved pursuant to this policy.  The Audit Committee must pre-approve any change in the scope of the audit services to be performed by the independent registered public accounting firm and any change in fees relating to any such change.  Specific audit-related services and tax services are pre-approved by the Audit Committee, subject to limitation on the dollar amount of such fees, which dollar amount is established annually by the Audit Committee.  Services not specifically identified and described within the categories of audit services, audit-related services and tax services must be expressly pre-approved by the Audit Committee prior to us engaging any such services, regardless of the amount of the fees involved.  The Chairperson of the Audit Committee is delegated the authority to grant such pre-approvals.  The decisions of the Chairperson to pre-approve any such activity shall be presented to the Audit Committee at its next scheduled meeting.  In accordance with the foregoing, the retention by management of our independent registered public accounting firm for tax consulting services for specific projects is pre-approved, provided, that the cost of any such retention does not exceed $20,000 and the annual cost of all such retentions does not exceed $50,000. The Audit Committee does not delegate to management its responsibilities to pre-approve services to be performed by our independent registered public accounting firm.

Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009 requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

The Board of Trustees recommends that Shareholders vote FOR Proposal No. 2.

OTHER MATTERS

The Board of Trustees is not aware of any business to come before the Annual Meeting other than the election of trustees and the proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.  However, if any other matters should properly come before the Annual Meeting, including matters relating to the conduct of the Annual Meeting, it is intended that proxies in the accompanying form or as authorized via the Internet or telephone will be voted in respect thereof in accordance with the discretion of the person or persons voting the proxies.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.			Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE
ITEM 1. ELECTION OF TRUSTEES

Nominees:	FOR ALL (except as indicated to the contrary below)	WITHHOLD FOR ALL
01 E. Robert Roskind 02 Richard J. Rouse 03 T. Wilson Eglin 04 Clifford Broser 05 Geoffrey Dohrmann 06 Harold First 07 Richard S. Frary 08 Carl D. Glickman 09 James Grosfeld 10 Kevin W. Lynch	☐	☐

For all, except for the nominees you list below: (write that nominee's name in the space provided below.)

ITEM 2. TO RATIFY THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2009.

FOR	AGAINST	ABSTAIN
☐	☐	☐

ITEM 3. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE 2009 ANNUAL MEETING, INCLUDING ANY ADJOURNMENT OR POSTPONEMENT THEROF.
FOR	AGAINST	ABSTAIN
☐	☐	☐

Signature: _____________________	Signature: _____________________	Date: _______

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone proxy authorization is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www. proxyvoting.com/lxp Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Telephone 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To authorize your proxy to vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinksm for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/sharehowner/isd where step-by step instructions will prompt you through enrollment.

You can view the Annual Report and Proxy Statement on the Internet at:
http://www.snl.com/IRWebLinkX/GenPage.aspx?IID=103128&GKP=202728.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF
LEXINGTON REALTY TRUST

The undersigned shareholder of Lexington Realty Trust hereby appoints Joseph S. Bonventre and Paul R. Wood, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Lexington Realty Trust which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2009 Annual Meeting of Shareholders of the Trust to be held at the New York offices of Paul, Hastings, Janofsky & Walker LLP, 75 East 55th Street, New York, New York 10022 at 10:00 a.m. Eastern time on Tuesday, May 19, 2009, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Annual Meeting.

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying Proxy Statement, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

(Continued and to be marked, dated and signed, on the other side)

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 19, 2009 – The proxy statement and the Annual Report to Shareholders are available at http://www.snl.com/IRWebLinkX/GenPage.aspx?IID=103128&GKP=202728.

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

You can now access your Lexington Realty Trust account online.

Access your Lexington Realty Trust shareholder/stockholder account online via Investor ServiceDirect® (ISD).

The Transfer Agent for Lexington Realty Trust now makes it easy and convenient to get current information on your shareholder account.

o	View account status	o	View payment history for dividends
o	View certificate history	o	Make address changes
o	View book-entry information	o	Obtain a duplicate 1099 tax form
		o	Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd
Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time